Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258329

Prospectus Supplement

(To Prospectus Dated May 6, 2022)

15,566,665 American Depositary Shares Representing 155,666,650 Class A Ordinary Shares

Series A Warrants to Purchase up to 15,566,665 American Depositary Shares

Series B Warrants to Purchase up to 15,566,665 American Depositary Shares

Placement Agent Warrants to Purchase up to 778,333 American Depositary Shares

HCW Warrants to Purchase up to 346,000 American Depositary Shares

Up to 32,257,663 American Depositary Shares (representing up to 322,576,630 Class A Ordinary Shares underlying the Series A Warrants, the Series B Warrants, the Placement Agent Warrants and the HCW Warrants)

BIT Mining Limited

We are offering (1) 15,566,665 American depositary shares (the “ADSs”), and (2) certain warrants including (i) Series A warrants to purchase up to 15,566,665 ADSs (the “Series A Warrants”) and (ii) Series B warrants to purchase up to 15,566,665 ADSs (the “Series B Warrants”) (the Series A Warrants and Series B Warrants are collectively referred as the “Warrants”), to certain institutional investors (the “Offering”). The Warrants are offered together with the ADSs. The combined purchase price of each ADS and the accompanying Warrants is US$0.60. This prospectus supplement also relates to the offer and sale of up to 31,133,330 ADSs that are issuable upon exercise of the Warrants, up to 778,333 ADSs that are issuable upon the exercise of the Placement Agent Warrants (defined below) and up to 346,000 ADSs that are issuable upon the exercise of the HCW Warrants (defined below). Each ADS represents 10 Class A ordinary shares, par value US$0.00005 per share.

Each Series A Warrant is exercisable for one ADS at an exercise price of US$0.66 per ADS. The Series A Warrants will be immediately exercisable and will expire on the 5th anniversary of the original issuance date. Each Series B Warrant is exercisable for one ADS at an exercise price of US$0.60 per ADS. The Series B Warrants will be immediately exercisable and will expire on the  2½th anniversary of the original issuance date.

Our ADSs are listed on the New York Stock Exchange under the symbol “BTCM.” On August 17, 2022, the closing trading price for our ADSs, as reported on the New York Stock Exchange, was US$0.45 per ADS. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

We have retained Revere Securities LLC (the “Placement Agent”) to act as our placement agent in connection with this Offering. Except with respect to the Placement Agent Warrants, the Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We will pay the Placement Agent a cash fee of 2% of the gross proceeds raised in the Offering. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants (the “Placement Agent Warrants”) to purchase ADSs equal to 5% of the aggregate number of ADSs sold in this Offering to the Placement Agent, or its designees, as part of the compensation payable to the Placement Agent. Each Placement Agent Warrant will be exercisable at an exercise price of US$0.75 (equal to 125.0% of the price per share of the securities sold in the Offering), will become exercisable six months from the issuance date and will expire three years from the commencement of the sales pursuant to the Securities Purchase Agreement. This prospectus supplement also relates to the issuance of up to 778,333 ADSs that are issuable upon the exercise of the Placement Agent Warrants as part of the compensation payable to the Placement Agent. See “Plan of Distribution” beginning on page S-29 of this prospectus supplement for more information regarding these arrangements.

Pursuant to a letter agreement between H.C. Wainwright & Co., LLC (“HCW”) and us dated June 10, 2022 (the “HCW Agreement”), HCW acted as the placement agent for an offering of our securities with certain investors pursuant to a securities purchase agreement dated June 23, 2022. This prospectus supplement also relates to the issuance to HCW of the placement agent warrants (the “HCW Warrants”) to purchase 6.0% of the aggregate number of ADSs placed with investors whom HCW had contacted during its engagement term pursuant to the HCW Agreement. Each HCW Warrant will have an exercise price of US$0.75, will become exercisable immediately upon issuance and will expire five years from the commencement of the sales pursuant to the Securities Purchase Agreement. This prospectus supplement also relates to the issuance of up to 346,000 ADSs that are issuable upon the exercise of the HCW Warrants. We will pay HCW a cash fee of 7.0% of the gross proceeds raised from investors whom HCW had contacted during its engagement term pursuant to the HCW Agreement.

BIT Mining Limited, our ultimate Cayman Islands holding company, does not have substantive operations other than (1) holding certain of our digital assets in connection with our cryptocurrency mining business and (2) indirectly holding the equity interest in our subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, Kazakhstan, the United States and mainland China. As of the date of this prospectus supplement, (i) we do not have revenue-generating operations in mainland China, and our remaining operations in mainland China primarily involve the provision of administrative support to our cryptocurrency mining business as well as the provision of internal information technology services to our operating entities and mining pools outside mainland China; and (ii) we do not maintain any variable interest entity structure in mainland China, Hong Kong or Macau. We have developed Ethereum mining operation in Hong Kong, but have no plan to further expand such Hong Kong-based operation. This is because we are focusing on growing our cryptocurrency mining operations in the United States. In 2021, our operations in Hong Kong generated approximately 1.4% of our total revenue for such year. As used in this prospectus, “we,” “us,” “our company” or “our” refers to BIT Mining Limited, a Cayman Islands exempted company and its subsidiaries. Investors in our ADSs are purchasing equity interest in a Cayman Islands holding company.

We face various legal and operational risks and regulatory uncertainties associated with having certain non revenue-generating subsidiaries, certain administrative personnel, and certain members of the board of directors located in mainland China. The PRC government has significant authority to exert influence on the ability of a company located in China to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. We cannot assure you that such influence will not be extended to companies operating in Hong Kong, such as our Hong Kong subsidiaries. We may have to scale down or cease our remaining operations in mainland China and our Ethereum mining operation in Hong Kong, if the PRC government extends its influence and/or control in Hong Kong to restrict or otherwise regulate our remaining operations in mainland China and our Ethereum mining operation in Hong Kong. For example, we face risks and uncertainties associated with regulatory approvals of offshore offerings and oversight on cybersecurity and data privacy, as well as the PCAOB audit inspection requirements. Such risks and uncertainties could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over our business operations in China, and may intervene with or influence our China-based operations as it deems appropriate to further regulatory, political and societal goals. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investments in China-based companies. These regulatory risks and uncertainties could become applicable to our Hong Kong operations if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. Any adverse action, once taken by the PRC and/or Hong Kong government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For a detailed description of risks related to doing business in China, see “Risk Factors—Risks Related to Doing Business in China” in the accompanying prospectus.

Our U.S.-based auditor, MaloneBailey, LLP, is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. As of the date of this prospectus supplement, we have not been identified by the SEC as a commission-identified issuer under the Holding Foreign Companies Accountable Act (“HFCA Act”). However, we could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the HFCA Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China. See “Risk Factors—Risks Related to Doing Business in China—Our ADSs could still be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China, and the delisting and cease of trading our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment” in the accompanying prospectus.

Neither we nor any of our subsidiaries has obtained the approval or clearance from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for this Offering, and we do not intend to obtain the approval or clearance from either the CSRC or the CAC in connection with this Offering, since we do not believe, based upon advice of our PRC counsel, JunZeJun Law Offices, that such approval or clearance is required under these circumstances or for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. We do not believe that such approval or clearance is required under these circumstances or for the time being for our Hong Kong subsidiaries. If the PRC government takes the view that these approvals shall be obtained, or clearance procedures shall be completed, by companies with operations in Hong Kong, we face uncertainties as to whether such approval can be timely obtained, or procedure can be timely completed, or at all. See “Risk Factors—The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this Offering and if required, we cannot predict whether we will be able to obtain such approval or clearance.”

We currently intend to reinvest all available funds and any future earnings to fund our business growth and expansion outside of China and, therefore, we currently have no plan to pay any cash dividends on our ordinary shares, including those represented by the ADSs, in the foreseeable future. As of the date of this prospectus supplement, our Cayman Islands holding company has not declared or paid dividends, nor did any subsidiary declare or make any dividends or distributions to the Cayman Islands holding company. A substantial majority of our funds and assets are currently held by subsidiaries located outside of mainland China. If needed, cash can be transferred between our holding company and subsidiaries through intercompany fund advances and capital contributions, as applicable. We are not aware of any regulatory restriction of transferring funds between our Cayman Islands holding company and subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, Kazakhstan and the United States. Our subsidiaries in mainland China are subject to paid-up capital requirements, and we must consider their financial conditions in any distribution of the earnings to their respective holding companies. The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. We do not expect that such restrictions would affect our ability to transfer cash between entities within our group or pay dividends to our investors in the United States, as we have migrated most of our business outside of China, and a substantial majority of our operations and assets are located outside of mainland China. Therefore, we do not believe there are significant restrictions on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors. See “Our Company—Restrictions on our ability to transfer cash between subsidiaries, across borders and to U.S. Investors” in the accompanying prospectus.

Our ordinary shares consist of Class A ordinary shares, Class A preference shares, and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, each Class A preference share is entitled to 10,000 votes, and each Class B ordinary share is entitled to 10 votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share. All 65,000 Class A preference shares are held by Good Luck Information Technology Co., Limited (“Good Luck Information”), an entity controlled by Mr. Man San Vincent Law, our founder and executive director. The Class A preference shares are not entitled to receive dividends and cannot be converted into Class A ordinary shares, Class B ordinary shares, or ADSs. Upon any transfer of Class A preference shares by Good Luck Information to any person or entity which is not its affiliate, or when Good Luck ceases to be controlled by any person holding executive office in or being a member of our board of director, the Class A preference shares shall cease to have any voting right. If Mr. Man San Vincent Law ceases to serve as our director, we shall be entitled to redeem all of the Class A preference shares at US$1.0 per share. See “Description of Share Capital” in the accompanying prospectus.

Investing in these securities involves risks. See the “Risk Factors” on page S-14 of this prospectus supplement, and those included in the accompanying prospectus on page 14, and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS and Accompanying Warrants	Total
Offering Price	$0.60	$9,339,999
Placement Agent’s Fees(1)	$0.012	$152,200
Proceeds, before expenses, to us(2)	$0.588	$9,187,799

(1)	We have agreed to pay the Placement Agent a cash fee equal to 2% of the aggregate gross proceeds of this Offering, which cash fee is reduced to 1% of the aggregate gross proceeds raised in each placement from certain investors. In addition, we have agreed to issue to the Placement Agent or its designees warrants to purchase ADSs equal to 5% of the aggregate number of ADSs and the Warrants sold in this Offering. See “Plan of Distribution” for additional information regarding total compensation payable to the Placement Agent, including expenses for which we have agreed to reimburse the Placement Agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants or the Placement Agent Warrants being issued in this Offering.

The ADSs are expected to be delivered through the book-entry transfer facilities of The Depository Trust Company in New York, New York, and the Warrants and the Placement Agent Warrants are expected to be delivered against payment therefor on or about August 18, 2022.

REVERE SECURITIES LLC

The date of this prospectus supplement is August 16, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. Neither we nor the Placement Agent are making an offer to sell any securities in jurisdictions where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated May 6, 2022, and included in the registration statement on Form F-3 (No. 333-258329), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this Offering.

This prospectus supplement provides specific details regarding the offering of the ADSs, the Series A Warrants and the Series B Warrants. If the description of the Offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” on pages S-40 and S-41 of this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refers to American depositary shares, each of which represents 10 Class A ordinary shares;

•	“BIT Mining,” “we,” “us,” “our company” or “our” refers to BIT Mining Limited, formerly known as 500.com Limited, its predecessor, its subsidiaries and its consolidated affiliated entities;

•	“PRC” or “China” refers to the People’s Republic of China;

•	“Renminbi” or “RMB” refers to the legal currency of PRC;

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States.

Our business is primarily conducted in Hong Kong, the United States and Kazakhstan, and all of our revenues have been denominated in U.S. dollars since the third quarter of 2021. The related financial statements prior to July 1, 2021 have been recast to U.S. dollars as if the financial statements originally had been presented in U.S. dollars since the earliest period presented.  Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. We make no representation that the Renminbi and Hong Kong dollars referred to in this prospectus could have been or could be converted into U.S. dollars, Renminbi and Hong Kong dollars as the case may be, at any particular rate or at all.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

•	developments in, or changes to, laws, regulations, governmental policies, incentives, taxation and regulatory and policy environment affecting our operations and the cryptocurrency and blockchain industry;

•	our future business development, financial condition and results of operations;

•	expected changes in our revenues, costs or expenditures;

•	the trends in, expected growth in and market size of the cryptocurrency and blockchain industry in international markets outside China;

•	our ability to continue to develop new technologies and/or upgrade our existing technologies;

•	competitive environment, competitive landscape and potential competitor behavior in our industry, as well as the overall outlook in our industry;

•	our ability to attract, train and retain executives and other employees;

•	the development of the global financial and capital markets;

•	general business, political, social and economic conditions in the international markets we have operations; and

•	the length and severity of the recent COVID-19 outbreak and its impact on our business and industry.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the global cryptocurrency and blockchain industry, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Company

We intend to become a leading cryptocurrency mining enterprise.  We began our transformation from a China-based lottery company into an international cryptocurrency mining company since December 2020 through the acquisition of (1) certain cryptocurrency mining machines, (2) a controlling stake in Loto Interactive Limited (HKEX: 08198) (“Loto Interactive”), and (3) the entire mining pool business of Bitdeer Technologies Holding Company operated under BTC.com, including the domain name BTC.com and the cryptocurrency wallet of BTC.com. As used in this prospectus supplement, “we,” “us,” “our company” or “our” refers to BIT Mining Limited, a Cayman Islands exempted company and its subsidiaries. Investors in the ADSs are purchasing equity interest in a Cayman Islands holding company.

Our Business

We are primarily engaged in cryptocurrency mining for our own account, data center operation to host cryptocurrency mining activities, and cryptocurrency mining pool services. We have adopted the development strategy to focus on the expansion of our blockchain and cryptocurrency mining operations in international markets outside China. As of the date of this prospectus supplement, we no longer have any revenue-generating operation in mainland China, and we do not maintain any VIE structure in mainland China, Hong Kong or Macau. We have developed Ethereum mining operation in Hong Kong, but have no plan to further expand such Hong Kong-based operation. This is because we are focusing on growing our cryptocurrency mining operations in the United States. In 2021, our operations in Hong Kong generated approximately 1.4% of our total revenue for such year.

Cryptocurrency Mining Business

We currently operate cryptocurrency mining machines for the sole purpose of mining cryptocurrencies (primarily Bitcoin and Ethereum), which we may sell for fiat currency for our own account from time to time depending on market condition and management’s determination of our cash flow needs. As of the date of this prospectus supplement, we have completed the migration of all of our Bitcoin mining machines primarily to the United States and, to a lesser extent, Kazakhstan. As of August 16, 2022, (1) the online total hash rate capacity of our Ethereum mining machines was approximately 3,969.1 GH/s, and (2) the online total hash rate capacity of our Bitcoin mining machines was approximately 145.8 PH/s. None of our Ethereum mining machines is located in Kazakhstan.

Data Center Services

We operate data centers which provide rack space, utility, and cloud services such as virtual services, virtual storage and data backup services to third-party cryptocurrency mining companies. Our data centers also host a number of our own cryptocurrency mining machines. We typically charge our customers a monthly service fee, which factors into, among others, the number of machines hosted in our facilities, utility costs and other associated expenses in connection with the operations of our data centers. The service fees for our data center services are settled in fiat currency.

We have migrated our data center operation overseas and are currently in the process of investing in or constructing cryptocurrency mining data centers in overseas jurisdictions outside of mainland China. In September 2021, we entered into a Membership Interest Purchase Agreement and certain other auxiliary agreements (the “Ohio Mining Site Agreements”) with Viking Data Centers, LLC (“Viking Data Centers”) to jointly invest in the development of a cryptocurrency mining data center in Ohio (the “Ohio Mining Site”) with power capacity of up to 85 megawatts. In October 2021, we increased our investment in the Ohio Mining Site and brought its total planned power capacity up to 150 megawatts. As of August 16, 2022, we completed the substation with power capacity of 56 megawatts which are operational in the Ohio Mining Site. In June 2022, we completed a spin-off with Viking Data Centers in developing and operating the Ohio Mining Site. After completion of the spin-off, we have exclusive access to 82.5 megawatts of planned electrical power and Viking Data Centers has exclusive access to the remaining 67.5 megawatts. We also retain retains exclusive access to the entire 50 megawatts mining space after completion of the spin-off and will continue the full operation of the corresponding mining space.

We have also been growing our operations in Hong Kong. Our data center in Hong Kong, with a maximum processing capacity of approximately 1.4 megawatts, has commenced operations since October 2021. We expect our international operations to contribute most of our revenues going forward.

Mining Pool Services

We operate our cryptocurrency mining pool business through BTC.com, a leading multi-currency comprehensive service mining pool that supports mining activities for primarily Bitcoin and Ethereum, among other cryptocurrencies on a proof-of-work (POW) computing basis. We enable effective collaboration among the providers of computing power, or pool participants, to mine cryptocurrencies in the blockchain network, by coordinating the computing power of pool participants and identifying new block rewards. We collect all mining rewards which are stored in a secured digital wallet maintained by an established third-party digital asset financial services platform, and then assign mining rewards, net of pool operator fees that represent a small percentage of mining rewards, to pool participants in proportion to the hash rate contributed by each of them to a given successful mining transaction. The mining rewards include block rewards and transaction verification fees related to the transactions included in the block, depending on the sharing mechanism designated for the type of cryptocurrency mined in such transaction.

Since October 2021, due to regulatory changes in the PRC, we have ceased registering new mining pool customers and retired accounts of existing mining pool customers from mainland China. Our mining pool business generated a significant majority of our total revenue in 2021.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in the accompanying prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in the accompanying prospectus, see “Where You Can Find More Information About Us” in the accompanying prospectus.

Our Digital Assets

We hold for our own account digital assets mined through our cryptocurrency mining operation, which consist primarily of Bitcoin and Ethereum. We also acquire other types of cryptocurrencies, such as Dogecoin, as commissions from our mining pool operation. As of the date of this prospectus supplement, we hold Bitcoin, Ethereum and Dogecoin, which are the only digital assets individually accounts for more than 1.0% of our total assets (unaudited) as of June 30, 2022. These three specific digital assets in the aggregate account for approximately 7.4% of our total asset (unaudited) as of June 30, 2022. As of the date of this prospectus supplement, the other digital assets that we hold collectively represent less than 2.0% of our total assets (unaudited) as of June 30, 2022, with no single digital asset (excluding Bitcoin, Ethereum and Dogecoin) individually representing more than 1.0% of our total assets (unaudited) as of June 30, 2022. As of the date of this prospectus supplement, we hold 243 Bitcoins, 6,107 Ethereum and 53.8 million Dogecoin.

Our digital assets are held through BIT Mining Limited, our ultimate Cayman Islands holding company. As of the date of this prospectus supplement, our digital assets have an aggregate carrying value of approximately US$20.0 million, calculated based on the quoted price of the respective cryptocurrencies on the date of receipt, with impairment provided. As we settle mining rewards with pool participants on a daily basis, the value of the to-be-distributed mining rewards is recorded as accounts payable for accounting purposes. As of the date of this prospectus supplement, we record US$26.9 million in accounts payable in connection with our mining pool business.

Summary of Our Risks and Challenges

Investing in our securities entails a significant level of risk. Before investing in our securities, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” in addition to all of the other information in this prospectus supplement and documents that are incorporated in this prospectus supplement by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risks Related to Our Business and Industry

•	It may be or become illegal to acquire, own, hold, sell or use cryptocurrencies, participate in the blockchain, or transfer or utilize similar cryptocurrency assets in mainland China or international markets where we operate due to adverse changes in the regulatory and policy environment in these jurisdictions.

•	Any failure to obtain or renew any required approvals, licenses, permits or certifications could materially and adversely affect our business and results of operations.

•	A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if we are unable to properly characterize a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, results of operations and/or financial condition.

•	Distributing digital assets in connection with our mining pool business involves risks, which could result in loss of customer assets, customer disputes and other liabilities, adversely impact our business, results of operations and/or financial condition.

•	The loss or destruction of private keys required to access any digital assets held by us may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any digital assets, it could cause regulatory scrutiny, reputational harm, and other losses.

•	We may incur significant compliance costs if we are required to register as a money services business under the regulations promulgated by the Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act, or otherwise under U.S. state laws.

•	Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act of 1940, as amended, and we may incur substantial losses and become subject to such act as a result.

•	We do not maintain insurance for our digital assets, which may expose us and our shareholders to the risk of loss of our digital assets, and there will be limited rights of legal recourse available to us to recover our losses.

For a detailed discussion of the foregoing risks, see “Risk Factors—Risks Related to Our Business and Industry” beginning on page 14 of the accompanying prospectus.

Risks Related to Doing Business in China

•	Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless.

•	Our efforts to adjust our corporate structure and business operations, including the termination of our previous VIE structures and the exit of our mining pool business from mainland China, may not be completed in a liability-free manner, and we may still be subject to cybersecurity review by the CAC, or deemed to be in violation of PRC laws regulating our industry and operations.

•	Our ADSs could still be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China, and the delisting and cease of trading our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.

•	The PRC government has significant and arbitrary influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, abruptly change the relevant industry landscape, or cause significant changes to, or otherwise intervene or influence, our remaining operations in mainland China at any time, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or become worthless.

•	Our Hong Kong subsidiaries could become subject to more influence and/or control of the PRC government if the Hong Kong legal system becomes more integrated into the PRC legal system.

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on foreign laws, and therefore you may not be afforded the same protection as provided to investors in U.S. domestic companies.

For a detailed discussion of the foregoing risks, see “Risk Factors—Risks Related to Doing Business in China” beginning on page 19 of the accompanying prospectus.

Risks Related to this Offering

•	The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this Offering and if required, we cannot predict whether we will be able to obtain such approval or clearance.

•	If we fail to regain compliance with NYSE’s minimum bid price requirement, the ADSs could be subject to delisting.

•	The trading price of our ADSs may be volatile, which could result in substantial losses to you.

•	Future sales of our ADSs, whether by us or our shareholders, could cause our share price to decline.

•	You may experience dilution in the net tangible book value per share of the ADSs you purchase in this Offering as a result of future equity offerings or other equity issuances.

•	We do not intend to apply for any listing of the Series A Warrants or the Series B Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Series A Warrants or the Series B Warrants.

•	The Series A Warrants and the Series B Warrants are speculative in nature.

•	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline.

For a detailed discussion of the foregoing risks, see “Risk Factors” beginning on page S-14 of this prospectus supplement.

We face various legal and regulatory risks and uncertainties associated with having certain non revenue-generating subsidiaries, certain administrative personnel, and certain members of the board of directors located in China. The PRC government has significant authority to exert influence on the ability of a company located in China to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. We cannot assure you that such influence will not be extended to companies operating in Hong Kong, such as our Hong Kong subsidiaries. We may have to scale down or cease our remaining operations in mainland China and our Ethereum mining operation in Hong Kong, if the PRC government extends its influence and/or control in Hong Kong to restrict or otherwise regulate our remaining operations in mainland China and our Ethereum mining operation in Hong Kong. For example, we face risks and uncertainty associated with regulatory approvals of offshore offerings and oversight on cybersecurity and data privacy. See “Risk Factors—Risks Related to Doing Business in China—Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless” in the accompanying prospectus, and “Risk Factors—The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this Offering and if required, we cannot predict whether we will be able to obtain such approval or clearance” in this prospectus supplement. These regulatory risks and uncertainties could become applicable to our Hong Kong operations if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions.

We are also subject to the risks related to the PCAOB audit inspection requirements. Our U.S.-based auditor, MaloneBailey, LLP, is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. As of the date of this prospectus supplement, we have not been identified by the SEC as a commission-identified issuer under the Holding Foreign Companies Accountable Act (“HFCA Act”). However, we could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the HFCA Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China. See “Risk Factors—Risks Related to Doing Business in China—Our ADSs could still be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China, and the delisting and cease of trading our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment” in the accompanying prospectus.

The PRC government also has significant discretion over our remaining business operations in mainland China, and may intervene with or influence our China-based operations as it deems appropriate to further regulatory, political and societal goals. See “ Risk Factors—Risks Related to Doing business in China—The PRC government has significant and arbitrary influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, abruptly change the relevant industry landscape, or cause significant changes to, or otherwise intervene or influence, our remaining operations in mainland China at any time, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or become worthless” in the accompanying prospectus.

Neither we nor any of our subsidiaries has obtained the approval or clearance from either the CSRC or the CAC for this Offering, and we do not intend to obtain the approval or clearance from either the CSRC or the CAC in connection with this Offering, since we do not believe, based upon advice of our PRC counsel, JunZeJun Law Offices, that such approval or clearance is required under these circumstances or for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. We don’t believe that such approval or clearance is required under these circumstances or for the time being for our Hong Kong subsidiaries. If the PRC government takes the view that these approvals shall be obtained, or clearance procedures shall be completed, by companies with operations in Hong Kong, we face uncertainties as to whether such approval can be timely obtained, or procedure can be timely completed, or at all. See “Risk Factors—The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this Offering and if required, we cannot predict whether we will be able to obtain such approval or clearance” in this prospectus supplement.

Recent Developments

Estimated Results of Operations the Second Quarter Ended June 30, 2022

We set forth certain unaudited financial results for the second quarter ended June 30, 2022, which have been prepared by, and are the responsibility of, our management. Our independent registered public accounting firm, MaloneBailey, LLP, has not audited the financial results for the second quarter ended June 30, 2022, and therefore does not express an opinion or provide any other form of assurance with respect thereto. As such, prospective investors are cautioned not to place undue reliance on such information.

•	Revenue: Our revenue for the second quarter of 2022 was estimated to be between US$190 million and US$200 million, which primarily consisted of revenue contribution between US$170 million and US$180 million from mining pool business. We experienced a significant decrease in revenue, as compared with revenue of US$435.4 million for the second quarter of 2021 and US$296.7 million for the first quarter of 2022.

•	Operating Costs and Expenses: Our operating costs and expenses in the second quarter of 2022 were expected to be between US$200 million and US$210 million, as compared with US$433.3 million for the second quarter of 2021 and US$298.8 million for the first quarter of 2022.

•	Net Loss on Disposal of Cryptocurrencies: We incurred net loss on disposal of cryptocurrencies between US$6.5 million and US$7.5 million, as compared with a net loss on disposal of cryptocurrencies of US$8.6 million for the second quarter of 2021 and a net gain on disposal of cryptocurrencies of US$4.9 million for the first quarter of 2022.

•	Impairment of Cryptocurrencies: We incurred impairment of cryptocurrencies between US$4.5 million and US$5.5 million for the second quarter of 2022, as compared with impairment of cryptocurrencies of US$8.9 million for the second quarter of 2021 and US$7.7 million for the first quarter of 2022.

•	Operating Loss: We expect our operating loss to be no more than US$24 million for the second quarter of 2022, as compared with operating loss of US$14.9 million for the second quarter of 2021 and US$4.3 million for the first quarter of 2022. We experienced a significant decline in financial results in the second quarter of 2022, primarily due to declines in prices of cryptocurrencies in the second quarter of 2022.

We cannot assure you that our unaudited financial results for the second quarter of 2022 will be indicative of our financial results for future interim periods or for our fiscal year ending December 31, 2022. Furthermore, our actual financial results may differ from the unaudited financial results presented here, and will not be audited until after the completion of this Offering. These unaudited financial statements should not be viewed as a substitute for our interim or annual financial statements prepared and audited in accordance with U.S. GAAP.

First Closing of Bee Computing Acquisition

On May 31, 2022, we completed the first closing of the previously announced share exchange agreement dated April 5, 2021 (as amended and restated in April 2022, the “Share Exchange Agreement”) entered into by us and the shareholders (the “Selling Shareholders”) of Bee Computing (HK) Limited (“Bee Computing”). At the first closing of the Share Exchange Agreement, we issued 16,038,930 Class A ordinary shares to the Selling Shareholders. The first closing occurred following the satisfaction or waiver of certain required closing conditions, including, among others, Bee Computing’s completion of certain reorganization steps and other customary conditions.

Established in 2018, Bee Computing specializes in the development and manufacture of cryptocurrency mining chips and mining machines for different cryptocurrencies, including Bitcoin, Ethereum and Litecoin. Bee Computing has successfully mass produced over 15,000 units of supercomputing mining machines, equipped with 7-nanometer E2P chips. Bee Computing is currently in the process of developing three types of mining machines, including a new generation of Bitcoin mining machines, Ethereum and Litecoin mining chips and mining machines.

Completion of a Spin-off with Viking Data Centers

On June 30, 2022, we completed a spin-off with Viking Data Centers in developing and operating the Ohio Mining Site. We had been jointly developing the Ohio Mining Site with Viking Data Centers through its affiliate for a total planned power capacity of 150 megawatts. After completion of the spin-off, we, through our affiliate, have exclusive access to 82.5 megawatts of planned electrical power and Viking Data Centers has exclusive access to the remaining 67.5 megawatts, in accordance to their respective equity ownership immediately prior to the spin-off. The mining space with access to 50 megawatts has been completed by the closing of this spin-off transaction and is already in operation at the Ohio Mining Site. After the spin-off, we retain exclusive access to the entire 50 megawatts and will continue the full operation of the corresponding mining space. We believe that the spin-off may accelerate the construction process of the remaining mining space in the Ohio Mining Site to which we have exclusive access – namely, the mining space with exclusive access to 32.5 megawatts electrical power. We expect this mining space to be completed by the second half of 2022.

Sale of Shares of Loto Interactive

On July 26, 2022, we completed the sale of approximately 51% of the total issued share capital of Loto Interactive, representing 279,673,200 shares of Loto Interactive to an unaffiliated third party at the price of HK$0.28 per share for a total consideration of HK$78,308,496 in cash. Upon completion of the transaction, our ownership of Loto Interactive decreased to 8.79%.

Receipt of Notice Regarding NYSE Continued Listing Standards

On July 29, 2022, we received a letter from the New York Stock Exchange (the “NYSE”) notifying us that we were not in compliance with applicable price criteria in the NYSE’s continued listing standards because, as of July 28, 2022, the average closing price of our ADSs was less than US$1.00 per ADS over a consecutive 30 trading-day period. Pursuant to Section 802.01C of the NYSE’s Listed Company Manual, we have six months (“the Cure Period”) following receipt of the notice to regain compliance with the minimum share price requirement. We notified the NYSE on August 4, 2022 of our intent to cure the deficiency. During the Cure Period, our ADSs will continue to be listed and traded on the NYSE, subject to compliance with other NYSE continued listing standards and other rights of the NYSE to delist the ADSs.

Corporate Information

Our principal executive offices are located at Units 813&815, Level 8, Core F, Cyberport 3, 100 Cyberport Road, Hong Kong. Our telephone number at this address is +852 5987-5938 and our fax number is +852 2360-9738. Our registered office in the Cayman Islands is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website is at ir.btc.com. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

THE OFFERING

Issuer	BIT Mining Limited

ADSs offered by us pursuant to this prospectus supplement	Up to 47,824,328 ADSs, representing up to 478,243,280 Class A ordinary shares (including up to 32,257,663 ADSs issuable upon the exercise of the Series A Warrants, the Series B Warrants, the Placement Agent Warrants and the HCW Warrants).

Series A Warrants offered by us	We are offering the Series A Warrants to purchase up to 15,566,665 ADSs, representing up to 155,666,650 Class A ordinary shares. Each Series A Warrant is exercisable for one ADS at an exercise price of US$0.66 per ADS. The Series A Warrants will be immediately exercisable and will expire on the 5th anniversary of the issuance date. The Series A Warrants may be exercised only for a whole number of ADSs. No fractional ADSs will be issued upon exercise of the Series A Warrants. The ADSs and the Series A Warrants will be issued separately, but will be purchased together in this Offering. This prospectus supplement also relates to the offering of up to 15,566,665 ADSs issuable upon exercise of the Series A Warrants.

Series B Warrants offered by us	We are offering the Series B Warrants to purchase up to 15,566,665 ADSs, representing up to 155,666,650 Class A ordinary shares. Each Series B Warrant is exercisable for one ADS at an exercise price of US$0.60 per ADS. The Series B Warrants will be immediately exercisable and will expire on the 2½th anniversary of the issuance date. The Series B Warrants may be exercised only for a whole number of ADSs. No fractional ADSs will be issued upon exercise of the Series B Warrants. The ADSs and the Series B Warrants will be issued separately, but will be purchased together in this Offering. This prospectus supplement also relates to the offering of up to 15,566,665 ADSs issuable upon exercise of the Series B Warrants.

Placement Agent Warrants	We will also issue Placement Agent Warrants to purchase up to 778,333 ADSs. Each Placement Agent Warrant will have an exercise price of US$0.75, will become exercisable six months after the issuance date and will expire three years from the commencement of the sales pursuant to the Securities Purchase Agreement. See “Plan of Distribution” for more information. This prospectus supplement also relates to the offering of up to 778,333 ADSs issuable upon exercise of the Placement Agent Warrants.

HCW Warrants

We will also issue HCW Warrants to purchase up to 346,000 ADSs. Each HCW Warrant will have an exercise price of US$0.75, will become exercisable immediately upon issuance and will expire five years from the commencement of the sales pursuant to the Securities Purchase Agreement.

Offering Price	The combined purchase price of each ADS and the accompanying Warrants is US$0.60.

ADSs outstanding before this Offering	73,394,081

ADSs outstanding immediately after this Offering	88,960,746 (assuming no exercise of the Warrants, the Placement Agent Warrants, the HCW Warrants or any other outstanding warrants). Assuming all of the Warrants, the Placement Agent Warrants and HCW Warrants issued in this Offering were immediately exercised, there would be 121,218,409 ADSs outstanding after this Offering.

Total ordinary shares outstanding before this Offering	901,934,419 ordinary shares, including (1) 901,869,320 Class A ordinary shares, (2) 65,000 Class A preference shares, and (3) 99 Class B ordinary shares.

Total ordinary shares outstanding after this Offering	1,057,601,069 ordinary shares, including (1) 1,057,535,970 Class A ordinary shares, (2) 65,000 Class A preference shares, and (3) 99 Class B ordinary shares (assuming no exercise of the Warrants, the Placement Agent Warrants, the HCW Warrants or any other outstanding warrants). Assuming all of the Warrants, the Placement Agent Warrants and the HCW Warrants issued in this Offering were immediately exercised, there would be 1,380,177,699 ordinary shares.

The ADSs	Each ADS represents 10 Class A ordinary shares, par value US$0.00005 per share.

The depositary or its nominee will hold the Class A ordinary shares underlying your ADSs. You will have rights as provided in the deposit agreement among us, the depositary and all holders and beneficial owners of ADSs issued thereunder.

We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on our Class A ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our ordinary shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender your ADSs to the depositary in exchange for Class A ordinary shares. The depositary will charge you fees for any such exchange.

We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes the accompanying prospectus.

Use of proceeds	We estimate the net proceeds to us from this Offering will be approximately US$8.6 million after deducting the placement agent fee and estimated offering expenses payable to us. We intend to use the net proceeds from this Offering to invest in mining machines, expand infrastructure, improve working capital position and invest in new business opportunity. See “Use of Proceeds” for more information.

Listing	Our ADSs are listed on the New York Stock Exchange under the symbol “BTCM.” Our ADSs and ordinary shares are not listed on any other stock exchange or traded on any automated quotation system. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Depositary	Deutsche Bank Trust Company Americas.

Payment and settlement	The ADSs are expected to be delivered through the book-entry transfer facilities of The Depository Trust Company in New York, New York, and the Warrants are expected to be delivered against payment therefor on or about August 18, 2022.

The number of ordinary shares that will be outstanding immediately after this Offering is based upon:

•	(1) 910,869,320 Class A ordinary shares, (2) 65,000 Class A preference shares, and (3) 99 Class B ordinary shares issued and outstanding; and
•	155,666,650 Class A ordinary shares represented by 15,566,665 ADSs to be issued in this Offering;

But excludes:

•	16,024,570 Class A ordinary shares reserved as treasury shares;
•	434,440,000 Class A ordinary shares issuable upon the full exercise of outstanding warrants as of the date of this prospectus supplement;
•	311,333,300 Class A ordinary shares issuable upon the full exercise of the Warrants included in this Offering;
•	7,783,330 Class A ordinary shares issuable upon the full exercise of the Placement Agent Warrants; and 3,460,000 Class A ordinary shares issuable upon the full exercise of the HCW Warrants.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of outstanding warrants;
•	no exercise of the Warrants issuable pursuant to this Offering;
•	no exercise of the Placement Agent Warrants;
•	no exercise of the HCW Warrants; and
•	no exercise of outstanding share options under the 2021 Share Incentive Plan.

RISK FACTORS

Investing in the securities involves risk. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recently filed annual report on Form 20-F and the risks and uncertainties described below, before making an investment in our securities. Any of the following risks could materially and adversely affect our business, financial condition and results of operations. These risks and uncertainties could materially affect our business, results of operations or financial condition, cause the value of our securities to decline or diminish or even make our securities worthless, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors. You could lose all or part of your investment.

The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this Offering and if required, we cannot predict whether we will be able to obtain such approval or clearance.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for any offering we may make under this prospectus and any applicable prospectus supplement would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies. On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), which propose to require PRC companies and their overseas special purpose vehicles with the VIE structures to register with CSRC and meet compliance rules before listing in overseas markets.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, JunZeJun Law Offices, that the CSRC approval is not required in this Offering because (1) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; (2) each of our wholly foreign-owned subsidiaries in mainland China was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest, and the acquisition of Loto Shenzhen through the acquisition of Loto Interactive was not subject to the M&A Rules; and (3) we do not maintain a VIE structure or conduct revenue-generating business in China. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for any offering we may make under this prospectus and any applicable prospectus supplement or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for this Offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our remaining operations in mainland China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from any such offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in mainland China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt any such offering before the settlement and delivery of the ADSs that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies subsequently promulgate new rules or explanations requiring that we obtain their approvals or clearances for any such offering, we may be unable to obtain a waiver of such approval requirements.

On July 6, 2021, General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the State Council issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and the CSRC issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments. These draft measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (1) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (2) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. Theses draft measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

There are substantial uncertainties as to whether these draft measures to regulate direct or indirect overseas offering and listing would be further amended, revised or updated, their enactment timetable and final content. As the CSRC may formulate and publish guidelines for filings in the future, these draft measures did not provide for detailed requirements of the substance and form of the filing documents. In a Q&A released on CSRC’s official website on December 24, 2021, the respondent CSRC official indicated that the proposed new filing requirement will start with new issuers and listed companies seeking follow-on financing and other financing activities. As for the filings for other listed companies, the regulator will grant adequate transition period and apply separate arrangements. The Q&A also pointed out that, if compliant with relevant PRC laws and regulations, companies with compliant VIE structure may seek overseas listing after completion of the CSRC filings. Nevertheless, the Q&A did not specify what would qualify as a “compliant VIE structure” and what relevant PRC laws and regulations are required to be complied with. Given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that, if this were ever required for companies with former VIE structure like us, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all.

On January 4, 2022, the CAC announced the adoption of the Cybersecurity Review Measures, which stipulate that effective February 15, 2022, online platforms and network providers possessing personal information of more than one million individual users must undergo a cybersecurity review by the CAC when they seek listing in foreign markets. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future.

As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. We have not obtained the approval or clearance from either the CSRC or the CAC for any offering we may make under this prospectus supplement and the accompanying prospectus, and as advised by our PRC counsel, JunZeJun Law Offices, we do not believe that such approval or clearance is necessary under these circumstances or for the time being. We cannot assure you, however, that the regulators will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. We do not believe that such approval or clearance is required under these circumstances or for the time being for our Hong Kong subsidiaries. If the PRC government takes the view that these approvals shall be obtained, or clearance procedures shall be completed, by companies with operations in Hong Kong, we face uncertainties as to whether such approval can be timely obtained, or procedure can be timely completed, or at all. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Our results of operations and financial condition may be significantly impacted by price fluctuations of digital assets such as Bitcoin and Ethereum, and our business, results of operations and financial condition could be materially and adversely affected by a significant drop in the prices of digital assets, in particular Bitcoin.

The demand for our services and products is determined primarily by the expected economic return of digital asset mining activities, in particular those of Bitcoin, which in turn is significantly affected by expectations with respect to their prices, among other factors. The price of Bitcoin has experienced significant fluctuations over its short existence and may continue to fluctuate significantly in the future. For instance, there has been a significant drop in the price of Bitcoin in the second quarter of 2022, which has adversely affected the expected return of mining operations, and in turn, impacted our business, results of operations and liquidity position. If the price of digital assets or network transaction fees drop, the expected economic return of mining activities will diminish, resulting in a decrease in demand for our services and products. We may need to adjust our operations, such as temporarily reducing the number of miners in operations, to manage our operating costs and respond to changes in market condition. We cannot assure you that the price of Bitcoin or other digital assets will remain high enough to sustain the demand for our services and products or that their prices will not decline significantly in the future.

The future of digital assets and their prices are subject to a high degree of uncertainty. If transaction fees become too high, users may be discouraged from using digital assets, which will decrease the transaction volume of the digital asset network. In addition, any power shortage due to government control measures or other reasons, or increase in energy costs, would raise the mining costs. These instances could affect our customers’ expected economic return for mining activities, which in turn, would adversely affect the demand for and pricing of our services and products.

Furthermore, fluctuations in the price of digital assets may affect the value of our assets or inventories, which include miners and digital assets we mined and held for our own account. A significant drop in the price of digital assets can lead to a lower expected sales price, which in turn will lead to impairment losses with respect to such digital assets. As a result, any significant drop in the price of Bitcoin and other digital assets will likely have a material and adverse effect on our results of operations, financial condition and liquidity position.

If we fail to regain compliance with NYSE’s minimum bid price requirement, the ADSs could be subject to delisting.

On July 29, 2022, we received a letter from the NYSE, notifying us that we were not in compliance with applicable price criteria in the NYSE’s continued listing standards because, as of July 28, 2022, the average closing price of our ADSs was less than US$1.00 per ADS over a consecutive 30 trading-day period. Pursuant to Section 802.01C of the NYSE’s Listed Company Manual, we have six months (“the Cure Period”) following receipt of the notice to regain compliance with the minimum share price requirement. We can regain compliance at any time during the Cure Period if on the last trading day of any calendar month during the Cure Period we have a closing share price of at least US$1.00 per ADS, and an average closing share price of at least US$1.00 per ADS over the 30 trading-day period ending on the last trading day of that month. In the event that at the expiration of the Cure Period, both a US$1.00 per ADS closing share price on the last trading day of the Cure Period and a US$1.00 per ADS average closing share price over the 30 trading-day period ending on the last trading day of the Cure Period are not attained, the NYSE will commence suspension and delisting procedures.

We notified the NYSE on August 4, 2022 of our intent to cure the deficiency. During the Cure Period, our ADSs will continue to be listed and traded on the NYSE, subject to compliance with other NYSE continued listing standards and other rights of the NYSE to delist the ADSs.

We have not regained compliance with the minimum bid price requirement as of the date of this prospectus supplement. We are closely monitoring the bid price of our ADSs, and may consider available options, such as an adjustment of our ADS-to-Class A ordinary share ratio, to increase the per ADS price of our ADSs. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement in a timely manner. If we fail to regain compliance by the end of the Cure Period, or if we fail to meet the other continued listing requirements of the NYSE, we may be subject to delisting. The delisting of the ADSs may significantly reduce the liquidity of the ADSs, cause further declines to the market price of the ADSs, and make it more difficult for us to obtain adequate financing to support our continued operation.

The trading price of our ADSs may be volatile, which could result in substantial losses to you.

The trading price of our ADSs may be volatile and could fluctuate widely in response to factors relating to our business as well as external factors beyond our control. Factors such as variations in our financial results, announcements of new business initiatives by us or by our competitors, recruitment or departure of key personnel, changes in the estimates of our financial results or changes in the recommendations of any securities analysts electing to follow our securities or the securities of our competitors could cause the market price for our ADSs to change substantially. At the same time, securities markets may from time to time experience significant price and volume fluctuations that are not related to the operating performance of particular companies. For example, in late 2008 and early 2009, the securities markets in the United States, China and other jurisdictions experienced the largest decline in share prices since September 2001. These broad market and industry factors may significantly affect the market price and volatility of our ADSs, regardless of our actual operating performance. Any of these factors may result in large and sudden changes in the trading volume and price for our ADSs.

In addition to the above factors, the price and trading volume of our ADSs may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	conditions in the market for cryptocurrencies, including the price fluctuation of major cryptocurrencies such as Bitcoin and Ethereum;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	sales or perceived potential sales of additional Class A ordinary shares, ADSs and ADSs issuable upon the exercise of the Warrants and the Placement Agent Warrants.

Substantial future sales or perceived potential sales of our ADSs, Class A ordinary shares or other equity securities in the public market could cause the price of our ADSs to decline significantly.

Sales of our ADSs, Class A ordinary shares or other equity securities in the public market, or the perception that these sales could occur, could cause the market price of our ADSs to decline significantly. As of the date of this prospectus supplement, we have 846,117,000 Class A ordinary shares outstanding, including 685,940,810 Class A ordinary shares represented by ADSs. All of our ADSs are freely transferable by persons other than our “affiliates” without restriction or additional registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Future sales of our ADSs, whether by us or our shareholders, could cause our share price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ADSs in the public market, the trading price of our ADSs could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ADSs could also depress the market price of our ADSs. A decline in the price of our ADSs might impede our ability to raise capital through the issuance of additional of our ADSs or other equity securities. In addition, the issuance and sale by us of additional of our ADSs or securities convertible into or exercisable for our ADSs, or the perception that we will issue such securities, could reduce the trading price for our ADSs as well as make future sales of equity securities by us less attractive or not feasible. The sale of ADSs issued upon the exercise of our outstanding options and the warrants could further dilute the holdings of our then existing shareholders.

You may experience dilution in the net tangible book value per share of the ADSs you purchase in this Offering as a result of future equity offerings or other equity issuances.

We may in the future issue additional ADSs or other securities convertible into or exchangeable for of our ADSs. We cannot assure you that we will be able to sell of our ADSs or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this Offering. The price per share at which we sell additional ADSs or other securities convertible into or exchangeable for our ADSs in future transactions may be higher or lower than the price per ADS in this Offering.

We do not intend to apply for any listing of the Series A Warrants or the Series B Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Series A Warrants or the Series B Warrants.

We do not intend to apply for any listing of either of the Series A Warrants, or the Series B Warrants on the New York Stock Exchange or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Series A Warrants or the Series B Warrants. Without an active market, the liquidity of the Series A Warrants and the Series B Warrants will be limited. Further, the existence of the Series A Warrants and the Series B Warrants may act to reduce both the trading volume and the trading price of our ADSs.

The Series A Warrants and the Series B Warrants are speculative in nature.

For a period of five years commencing upon the date of issuance, holders of the Series A Warrants may exercise their right to acquire our ADSs at an exercise price of US$0.66 per share. For a period of two and a half years commencing upon the date of issuance, holders of the Series B Warrants may exercise their right to acquire our ADSs at an exercise price of US$0.60 per share. There can be no assurance that the market price of our ADSs will ever equal or exceed the exercise price of the Series A Warrants or the Series B Warrants, and consequently, whether it will ever be profitable for holders of the Series A Warrants or the Series B Warrants to exercise them.

Except as otherwise provided in the Series A Warrants or the Series B Warrants, holders of the Series A Warrants and the Series B Warrants purchased in this Offering will have no rights as our shareholders.

The Series A Warrants and the Series B Warrants offered in this Offering do not confer any rights as shareholders of our company on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our ADSs at a fixed price, and in the case of the Series A Warrants and the Series B Warrants, for a limited period of time. Specifically, a holder of a Series A Warrant may exercise the right to acquire one ADS at an exercise price equal to US$0.66 per ADS prior to the 5th anniversary of the original issuance date, upon which date any unexercised Series A Warrants will expire and have no further value. A holder of a Series B Warrant may exercise the right to acquire one ADS and pay an exercise price equal to US$0.6 per ADS prior to the 2½th anniversary of the original issuance date, upon which date any unexercised Series B Warrants will expire and have no further value. Upon exercise of the Series A Warrants and the Series B Warrants, their holders will be entitled to exercise the rights of a holder of the ADSs only as to matters for which the record date occurs after the exercise date. Holders of our ADSs may only exercise their voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the deposit agreement.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline.

It is our policy not to offer guidance on earnings. The trading market for our ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our ADSs or publish inaccurate or unfavorable research about our business, the market price for our ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ADSs to decline significantly.

The different voting rights attached to our securities limit our investors’ ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and holders of our ADSs may view as beneficial.

Our ordinary shares consist of Class A ordinary shares, Class A preference shares, and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, each Class A preference share is entitled to 10,000 votes, and each Class B ordinary share is entitled to 10 votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share.

As of the date of this prospectus supplement, all 65,000 Class A preference shares are held by Good Luck Information, an entity controlled by Mr. Man San Vincent Law, our founder and executive director. The Class A preference shares are not entitled to receive dividends and cannot be converted into Class A ordinary shares, Class B ordinary shares, or ADSs. Upon any transfer of Class A preference shares by Good Luck Information to any person or entity which is not its affiliate, or when Good Luck ceases to be controlled by any person holding executive office in or being a member of our board of director, the Class A preference shares shall cease to have any voting right. If Mr. Man San Vincent Law ceases to serve as our director, we shall be entitled to redeem all of the Class A preference shares at US$1.0 per share. See “Description of Share Capital” in the accompanying prospectus. As a result of the share structure and the concentration of ownership, holders of Class A preference shares have considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our ADSs. This concentrated control limits our investors’ ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and holders of our ADSs may view as beneficial.

We may become a passive foreign investment company, which could result in adverse United States tax consequences to United States investors.

Based on our financial statements and the composition of our income and assets and the valuation of our assets, we do not believe that we were a passive foreign investment company (“PFIC”), for United States federal income tax purposes for 2021, although there can be no assurances in this regard. Additionally, it is possible that we may be a PFIC in 2022 or future taxable years. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets and the valuation of our assets from time to time, whether our market capitalization stays the same or continues to decrease and how quickly we spend the cash raised in this Offering. Moreover, the application of the PFIC rules to digital assets and cloud computing (and transactions related thereto) is subject to significant uncertainty. Among other things, the United States Internal Revenue Service (“IRS”) has issued very limited guidance on the treatment of income from activities such as those conducted by our mining pool business.  We expect the activities of the mining pool business to be treated as generating active income, rather than passive income, and accordingly, we do not expect to be a PFIC. However, the IRS or a court may disagree with our determinations, including the treatment of our mining pool business as generating active income, the manner in which we determine the value of our assets and the percentage of our assets that are passive assets under the PFIC rules. For any taxable year we will be classified as a PFIC for United States federal income tax purposes if either (i) 75% or more of our gross income in that taxable year is passive income or (ii) the average percentage of our assets (which includes cash) by value in that taxable year which produce or are held for the production of passive income is at least 50%. The calculation of the value of our assets will be based, in part, on the quarterly market value of our ADSs,

If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation—United States Federal Income Taxation—Passive foreign investment company considerations” in the accompanying prospectus.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices for corporate governance matters that differ significantly from the New York Stock Exchange (the “NYSE”) corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance listing standards.

Our ADSs are listed on the NYSE. The NYSE corporate governance listing standards permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NYSE corporate governance listing standards. For example, Cayman Islands law does not require us to comply with the following corporate governance listing standards of the NYSE: (1) having the majority of our board of directors composed of independent directors, (2) having a minimum of three members in our audit committee, (3) holding annual shareholders' meetings, (4) having a compensation committee composed entirely of independent directors, (5) having a nominating and corporate governance committee composed entirely of independent directors; and (6) requiring shareholder approval of any transaction involving the issuance of 20% or more of our outstanding ordinary shares or 20% of the voting power outstanding before the issuance, subject to certain exceptions. In connection with the sales of securities, we have applied for and obtained exemption from the shareholder approval requirement under the NYSE rules, and we may claim other exemptions without notifying the investors in the future. As a result, you may not be provided with the benefits of certain corporate governance requirements of the NYSE.

We have not determined a specific use for a portion of the net proceeds from this Offering, and we may use these proceeds in ways with which you may not agree.

We have not determined a specific use for a portion of the net proceeds of this Offering, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this Offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase the price of our ADSs, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

USE OF PROCEEDS

We estimate that the net proceeds from this Offering will be approximately US$8.6 million, after deducting the placement agent fees and the estimated offering expenses payable by us. We will receive additional proceeds of approximately US$10.3 million, US$9.3 million, US$584,000 and US$260,000, respectively, if the outstanding Series A Warrants, Series B Warrants, the Placement Agent Warrants and the HCW Warrants are exercised in full for cash, if any.

Any proceeds we receive from this Offering and cash exercise of the Series A Warrants and the Series B Warrants will be used to invest in mining machines, expand infrastructure, improve working capital position and invest in new business opportunity.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this Offering.

DIVIDEND POLICY

Our board of directors has complete discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying our ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to our ADS holders in proportion to Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class A ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021, presented on:

●	on an actual basis;

●	on a pro forma basis to reflect (1) the issuance of 16,038,930 Class A ordinary shares in relation to the first closing of Bee Computing on May 31, 2022, (2) the issuance and sale of 11,200,000 ADSs and the accompanying warrants at the combined purchase price of US$1.00, (3) the issuance of 4,800,000 ADSs upon exercise of previously issued prefunded warrants, and (4) the issuance of 15,752,320 Class A ordinary shares in connection with the vesting of certain restricted share units, assuming no exercise of outstanding warrants; and

●	on a pro forma as adjusted basis to reflect (1) the issuance of 16,038,930 Class A ordinary shares in relation to the first closing of Bee Computing, (2) the issuance and sale of 11,200,000 ADSs and the accompanying warrants at the combined purchase price of US$1.00 (3) the issuance of 4,800,000 ADSs upon exercise of previously issued prefunded warrants, (4) the issuance of 15,752,320 Class A ordinary shares in connection with the vesting of certain restricted share units, and (5) the issuance and sale of 15,566,665 ADSs and the accompanying Warrants at the combined purchase price of US$0.60, assuming no exercise of the Warrants, the Placement Agent Warrants, the HCW Warrants or other outstanding warrants, and after deducting placement agent fees and expenses and estimated offering expenses payable by us.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” in our annual report on Form 20-F for the year ended December 31, 2021, and our consolidated financial statements and note included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2021
	Actual	Pro Forma	Pro Forma as adjusted

		(Unaudited)
	(US$ in thousands)
Class A ordinary shares (US$0.00005 par value per share, 1,599,935,000 shares authorized, 710,078,070 shares issued and outstanding on an actual basis, 901,869,320 shares issued and outstanding on a pro forma basis, and 1,057,536,069 shares issued and outstanding on a pro forma as adjusted basis)	36	45	53
Class A preference shares (US$0.00005 par value per share, 65,000 shares authorized, 65,000 shares issued and outstanding on an actual basis, on a pro forma basis and on a pro forma as adjusted basis)	-	-	-
Class B ordinary shares (US$0.00005 par value per share, 400,000,000 shares authorized; 99 shares issued and outstanding on an actual basis, on a pro forma basis and on a pro forma as adjusted basis)	-	-	-
Additional paid-in capital	590,567	608,500	617,331
Treasury shares	(21,604)	(21,604)	(21,604)
Accumulated deficit and statutory reserve	(384,867)	(384,867)	(384,867)
Accumulated other comprehensive loss	(2,355)	(2,355)	(2,355)
Shareholders’ equity	181,777	199,719	208,558
Non-controlling interests	25,373	25,373	25,373
Total shareholders’ equity	207,150	225,092	233,931
Total capitalization	207,150	225,092	233,931

The table above does not include any outstanding options granted to the 2021 Share Incentive Plan. As of the date of this prospectus supplement, there has been no material change to our capitalization as set forth above.

DILUTION

If you invest in our ADSs, the Series A Warrants and the Series B Warrants, your interest will be diluted immediately to the extent of the difference between the combined purchase price of US$0.60 per ADS and the accompanying Warrants, and the net tangible book value US$1.246 per ADS of our ADSs after this Offering.

Our net tangible book value as of December 31, 2021 was approximately US$108.7 million, or US$0.153 per ordinary share and US$1.53 per ADS. “Net tangible book value” is total tangible assets, including the amount of cryptocurrency assets, minus the sum of liabilities. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, and after giving effect to the additional proceeds we will receive from this Offering, from the offering price per ordinary share. After giving effect to the issuance and sale of 15,566,665 ADSs, and the issuance and sale of the Series A Warrants to purchase up to 15,566,665 ADSs and Series B Warrants to purchase up to 15,566,665 ADSs, at a combined price of US$0.60 per ADS, assuming no exercise of the Warrants, the Placement Agent Warrants, the HCW Warrants or other outstanding warrants, after deducting placement agent fees and expenses and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2021 would have been approximately US$131.8 million, or approximately US$0.125 per ADS. This represents an immediate decrease in net tangible book value of US$0.284 per ADS to our existing shareholders and an immediate increase in net tangible book value of US$0.646 per ADS to investors participating in this Offering. The as adjusted information discussed above is illustrative only. The following table illustrates this dilution on a per share basis:

	Per Ordinary Share		Per ADS
Offering price	US$	0.060	US$	0.600
Net tangible book value as of December 31, 2021	US$	0.153	US$	1.530
Pro Forma as adjusted net tangible book value after giving effect to this Offering	US$	0.125	US$	1.246
Decrease in net tangible book value attributable to new investors	US$	(0.028)	US$	(0.284)
Dilution in net tangible book value to new investors	US$	(0.065)	US$	(0.646)

The outstanding share information in the table above is based on 710,078,169 Class A and Class B ordinary shares issued and outstanding as of December 31, 2021. Subsequent to December 31, 2021 and through the date of this prospectus supplement, we issued 16,038,930 Class A ordinary shares in connection with the first closing of Bee Computing acquisition, 112,000,000 Class A ordinary shares pursuant to a securities purchase agreement dated June 23, 2022, 48,000,000 Class A ordinary shares upon the exercise of previously issued pre-funded warrants and 15,752,320 Class A ordinary shares in connection with the vesting of certain restricted share units.

The following table summarizes, on an as pro forma adjusted basis as of December 31, 2021, the differences between the existing shareholders as of December 31, 2021 and the new investors with respect to the number of Class A ordinary shares (in the form of ADSs) purchased from us in this Offering, the total consideration paid and the average price per ordinary share paid, per ADS at the combined purchase price of US$5.856 per ADS and the accompanying Warrants before deducting the placement agent fees and estimated offering expenses payable by us.

	Ordinary shares purchased		Total consideration		Average price per ordinary	Average price per
	Number	Percent	Amount	Percent	share	ADS
			(US$ million)		(US$)	(US$)
Existing shareholders of ordinary shares	710,078,169	67.1%	590.6	95.4%	0.832	8.317
Issuance of Class A ordinary shares	191,791,250	18.1%	19.4	3.1%	0.101	1.010
New investors	155,666,650	14.7%	9.3	1.5%	0.060	0.600
Total	1,057,536,069	100.0%	619.3	100.0%	0.586	5.856

The discussion and tables above assume no exercise of the Warrants or the Placement Agent Warrants to be issued in this Offering, any outstanding warrants, or share options that may be granted under the 2021 Share Incentive Plan. See “Item 6. Directors and Senior Management—B. Compensation—Share Incentive Plan” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference into this prospectus supplement and the accompanying prospectus for details. To the extent that any of the Warrants, the Placement Agent Warrants to be issued in this Offering, any outstanding warrants or options that may be granted under the 2021 Share Incentive Plan are exercised, there will be further dilution to new investors.

PRINCIPAL SHAREHOLDERS

As of the date of this prospectus supplement, our authorized share capital is US$100,000 divided into 2,000,000,000 ordinary shares comprising (1) 1,599,935,000 Class A ordinary shares of a par value of US$0.00005 each, (2) 65,000 Class A preference shares of a par value of US$0.00005 each, and (3) 400,000,000 Class B ordinary shares of a par value of US$0.00005 each such class or classes (however designated) of as the board of directors may determine in accordance with our amended and restated memorandum and articles of association.

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares on an as-converted basis as of the date of this prospectus supplement by:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially 5.0% or more of our ordinary shares.

The calculations of the beneficial ownership after this Offering in the table below are based on 2,458,601,069 ordinary shares outstanding, including (1) 901,934,419 ordinary shares on an as-converted basis outstanding before this Offering, consisting of (i) 901,869,320 Class A ordinary shares, (ii) 65,000 Class A preference shares, and (iii) 99 Class B ordinary, (2) the issuance of 155,666,650 Class A ordinary shares represented by 15,566,665 ADSs in relation to this Offering, but exclude (3) an aggregate of 757,016,630 Class A ordinary shares issuable upon the full exercise of (a) the Warrants to purchase 311,333,300 Class A ordinary shares, (b) the Placement Agent Warrants to purchase 7,783,330 Class A ordinary shares, (c) the HCW Warrants to purchase 3,460,000 Class A ordinary shares, and (d) 434,440,000 Class A ordinary shares issuable upon the full exercise of outstanding warrants, excluding the treasury shares and the ordinary shares reserved for issuance under our 2021 Share Incentive Plan.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership for each of the persons listed below is determined by dividing (1) the number of ordinary shares beneficially owned by such person, including ordinary shares such person has the right to acquire within 60 days after the date of this prospectus supplement by (2) the total number of ordinary shares outstanding plus the number of ordinary shares such person has the right to acquire within 60 days after the date of this prospectus supplement.

	Ordinary Shares Beneficially Owned Before the Offering					Ordinary Shares Beneficially Owned After the Offering
	Number of Class A ordinary shares	Number of Class A preference shares	Number of Class B ordinary shares	% of total ordinary shares	% of aggregate voting powers	Number of Class A ordinary shares	Number of Class A preference shares	Number of Class B ordinary shares	% of total ordinary shares	% of aggregate voting powers
Directors and Executive Officers:
Man San Vincent Law(1)	107,040,813	65,000	6	11.7	48.5	107,040,813	65,000	6	4.3	44.1
Xianfeng Yang	*	*	*	*	*	*	*	*	*	*
Bo Yu	*	*	*	*	*	*	*	*	*	*
Qian Sun	*	*	*	*	*	*	*	*	*	*
Honghui Deng	*	*	*	*	*	*	*	*	*	*
Wong, Yan Ki Angel	*	*	*	*	*	*	*	*	*	*
Qiang Yuan	*	*	*	*	*	*	*	*	*	*
All Directors and Executive Officers as a Group	119,689,433	65,000	6	13.1	49.1	119,689,433	65,000	6	4.8	44.7

Principal Shareholders:
Armistice Capital Master Fund, Ltd.(2)	407,600,000	—	—	34.8	22.4	407,600,000	—	—	14.2	20.6
Tsinghua Unigroup Co., Ltd.(3)	140,141,810	—	—	15.5	9.0	140,141,810	—	—	5.7	8.8
Viner Total Investments Fund(4)	—	—	—	—		139,999,980	—	—	5.1	7.8

The business address of our directors and executive officers is Units 813&815, Level 8, Core F, Cyberport 3, 100 Cyberport Road, Hong Kong.

*         Less than 1% of our outstanding ordinary shares.

(1)       represents (i) 107,040,813 Class A ordinary shares composed of (a) 599,883 ADSs which represent 5,998,830 Class A ordinary shares owned by Delite Limited (“Delite”) as described below; (b) 85,572,963 Class A ordinary shares owned by Good Luck Capital Limited (“Good Luck”) as described below, and (c) 539,424 ADSs which represent 5,394,240 Class A ordinary shares owned by Mr. Law directly; and (d) 10,074,780 Class A Ordinary Shares to be issued to Mr. Law upon the vest of the RSUs within 60 days of the date of this report granted to him under the 2021 Share Incentive Plan of the Issuer; (ii) 6 Class B ordinary shares which owned by Delite as described below; and (iii) 65,000 Class A preference shares which owned by Good Luck as described below. Delite directly holds (i) 6 Class B ordinary shares and owns (ii) 599,883 ADSs which represent 5,998,830 Class A ordinary shares. Delite is 100% owned by Mr. Law. Mr. Law indirectly holds all voting and investment powers of Delite and its assets, and is the sole director of Delite. Mr. Law may be deemed to beneficially own all of the ordinary shares (including Class A ordinary shares represented by the ADSs) held by Delite. Good Luck directly holds (i) 85,572,963 Class A ordinary shares, pursuant to the completion of a share purchase agreement entered into between Good Luck Information Technology Co., Ltd. and our company dated December 21, 2020, which shares were later transferred to Good Luck, and (ii) 65,000 Class A Preference Shares. Mr. Law is the sole shareholder of Good Luck. Mr. Law indirectly holds all voting and investment powers of Good Luck and its assets, and is the sole director of Good Luck. Mr. Law may be deemed to beneficially own all of the ordinary shares and the Class A preference shares held by Good Luck. Delite is a British Virgin Islands company with its address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Good Luck is a British Virgin Islands company with its address at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands.

(2)       represents (i) 82,000,000 Class A ordinary shares represented by 8,200,000 ADSs, (ii) 48,000,000 Class A ordinary shares represented by 4,800,000 ADSs, and (iii) 260,000,000 Class A ordinary shares represented by 26,000,000 ADSs issuable upon exercise of outstanding warrants, based on information provided to us and assuming no subsequent sales of the ADSs. The address of Armistice Capital Master Fund Ltd. is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)       represents (i) 63,500,500 Class A ordinary shares held by Tsinghua Unigroup International Co., Ltd. (“TU International”), (ii) 68,160,490 Class A ordinary shares underlying 6,816,049 ADSs held by TU International, and (iii) 8,273,560 Class A ordinary shares underlying 827,356 ADSs held by Unis Technology Strategy Investment Limited (“Unis”). Tsinghua Unigroup Capital Management Co., Ltd. (“TU Capital”) is the direct parent company of TU International. Unis is a direct wholly-owned subsidiary of TU Capital. Tsinghua Unigroup Co., Ltd. is the indirect, but controlling, parent company of TU International, and the direct parent company of TU Capital. Each of TU International and Tsinghua Unigroup Co., Ltd. is a company with limited liability incorporated under the laws of the British Virgin Islands. TU Capital is a limited liability company registered and existing under the laws of the PRC. The business address of Tsinghua Unigroup Co., Ltd. is F10 Unis Plaza, Tsinghua Science Park, Haidian District, Beijing, PRC 100084.

(4)       represents (i) 46,666,660 Class A ordinary shares represented by 4,666,666 ADSs, and (ii) 93,333,320 Class A ordinary shares represented by 9,333,332 ADSs issuable upon exercise of outstanding warrants, based on information provided to us and assuming no subsequent sales of the ADSs. The address of Viner Total Investments Fund is 4TH Floor, Harbour Place, 103 South Church Street, PO Box 10240 Cayman Islands.

    As of the date of this prospectus supplement, 733,940,810 Class A ordinary shares, including Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the 2021 Share Incentive Plan, were held of record by one holder that reside in the United States, being Deutsche Bank Trust Company Americas, the depositary of our ADS program. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holder of our Class A ordinary shares in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

American Depositary Shares

We are offering up to 47,824,328 ADSs, representing up to 478,243,280 Class A ordinary shares (including up to 32,257,663 ADSs issuable upon the exercise of the Warrants, the Placement Agent Warrants and the HCW Warrants) pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares and ADSs are described under the caption “Description of Share Capital” and “Description of the American Depositary Shares” beginning on pages 30 and 45 of the accompanying prospectus, respectively.

The Warrants

The following summary of certain terms and provisions of the Series A Warrants and the Series B Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants that are incorporated by reference to this prospectus supplement and accompanying prospectus. You should carefully review the terms and provisions of the Series A Warrants and the Series B Warrants for a complete description of the terms and conditions of the Warrants.

Exercise Price and Duration of Series A Warrants. Each ADS exercisable pursuant to the Series A Warrants will have an exercise price per ADS of US$0.60. The Series A Warrants are exercisable immediately upon issuance, and at any time thereafter up to the 5th anniversary of the issuance date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A ordinary share and also upon any distributions of assets, including cash, stock or other property to our shareholders. No fractional shares will be issued upon exercise of the Series A Warrants. A Series A Warrant holder may exercise its Series A Warrants only for a whole number of shares.

Exercise Price and Duration of Series B Warrants. Each ADS exercisable pursuant to the Series B Warrants will have an exercise price per ADS of US$0.66. The Series B Warrants are exercisable immediately upon issuance, and at any time thereafter up to the 2½th year anniversary of the issuance date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A ordinary share and also upon any distributions of assets, including cash, stock or other property to our shareholders. No fractional shares will be issued upon exercise of the Series B Warrants. A Series B Warrant holder may exercise its Series B Warrants only for a whole number of shares

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Class A ordinary shares underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Class A ordinary shares in the form of the ADSs purchased upon such exercise.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the holder) of the number of Class A ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability. Subject to applicable laws, the Warrants may be transferred, in whole or in part, at the option of the holder, upon surrender of the Warrants to us or our designated agent, together with the appropriate instruments of transfer.

Trading Market. There is no established public trading market for the Warrants being issued in this Offering, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Class A ordinary shares, the holder of a Warrant does not have the rights or privileges of a holder of our Class A ordinary shares, including any voting rights, until the holder exercises the Warrants.

Amendment and Waiver. The Warrants may be modified or amended or the provisions thereof waived with the written consent of our company on the one the hand and a holder on the other hand.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated as of August 10, 2022, we have engaged Revere Securities LLC to act as our exclusive placement agent (the “Placement Agent”) in connection with this Offering of securities pursuant to this prospectus supplement and accompanying prospectus. Except with respect to the Placement Agent Warrants, the Placement Agent is not purchasing or selling any such securities offered by us under this prospectus supplement, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the securities being offered.

The Placement Agent will have no authority to bind us by virtue of the engagement agreement. We have entered into a securities purchase agreement dated August 16, 2022 (the “Securities Purchase Agreement”) directly with certain institutional investors, who have agreed to purchase our securities in this Offering. We will only sell to investors who have entered into the Securities Purchase Agreement.

Delivery of the securities offered hereby is expected to be made on or about August 18, 2022, subject to satisfaction of certain customary closing conditions.

The following table shows, both on a per-share and total basis, the offering price, placement agent fees and proceeds, before expenses to us.

	Per ADS and Accompanying Warrants	Total
Offering price	$0.60	9,339,999
Placement agent’s fees(1)	$0.012	152,200
Proceeds, before expenses, to us(2)	$0.588	9,187,799

(1) We have agreed to pay the Placement Agent a cash fee equal to 2% of the aggregate gross proceeds of this Offering, which cash fee is reduced to 1% of the aggregate gross proceeds raised in each placement from certain investors. In addition, we have agreed to issue to the Placement Agent or its designees warrants to purchase ADSs equal to 5% of the aggregate number of ADSs and the Warrants sold in this Offering. See “Plan of Distribution” for additional information regarding total compensation payable to the Placement Agent, including expenses for which we have agreed to reimburse the Placement Agent.

(2) The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants or the Placement Agent Warrants being issued in this Offering.

We estimate the total expenses payable by us for this Offering, excluding the placement agent fees, to be approximately US$100,000, which includes (1) a $25,000 non-accountable expense allowance payable to the placement agent and (2) a US$75,000 reimbursement of the placement agent’s legal fees and expenses.

In addition, we have agreed to issue to the Placement Agent as compensation, warrants (the “Placement Agent Warrants”) to purchase up to 778,333 ADSs (equal to 5.0% of the aggregate number of ADSs sold in this Offering). Each Placement Agent Warrant will have an exercise price of US$.75, which represents 125% of the offering price per ADS, will become exercisable six months from the issuance date and will expire two and a half years from the commencement of the sales pursuant to the Securities Purchase Agreement. The Placement Agent Warrants will otherwise have substantially the same terms as the Series A Warrants issued to the investors. The Placement Agent Warrants and the ADSs issuable upon exercise of the Placement Agent Warrants are being registered hereby.

Tail Financing Payments

We have also agreed to pay the Placement Agent a tail fee equal to the cash compensation in this Offering, if any investor who was contacted or introduced to us by the Placement Agent during the term of its engagement and named on a list provided by the Placement Agent, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the Placement Agent.

Regulation M Compliance

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (1) engage in any stabilization activity in connection with our securities; and (2) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Determination of Offering Price

The offering price of the securities we are offering was negotiated between us and the investors in the offering based on the trading of our ADSs prior to the Offering, among other things.

Other Relationships

The Placement Agent and its respective affiliates have from to time to time in the past engaged and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have received or may receive customary fees and expenses. For instance, in July 2021 the Placement Agent acted as the sole placement agent in a private placement of our Class A ordinary shares and warrants to purchase Class A ordinary shares.

Trading Market

Our ADSs are listed on the New York Stock Exchange under the symbol “BTCM.” Each ADS represents the right to receive 10 Class A ordinary shares.

TAXATION

The following summary of the material Cayman Islands, PRC and United States federal income tax consequences of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. The following summary does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in ADSs. In particular, the discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the PRC and the federal tax law of the United States. Accordingly, you should consult your own tax advisor regarding the tax consequences of an investment in the ADSs. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of JunZeJun Law Offices, our PRC legal counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

PRC Taxation

Under the Enterprise Income Tax Law, or EIT Law and its implementation rules, an enterprise established outside of China with a “de facto management body” within China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Taxation Administration of the PRC, or SAT, issued SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in SAT Circular 82 may reflect the general position of SAT on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (1) the primary location of the day-to-day operational management is in China; (2) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (4) at least 50% of voting board members or senior executives habitually reside in China.

We do not believe that our Cayman Islands holding company meets all of the conditions above. Our Cayman Islands holding company is not a PRC resident enterprise for PRC tax purposes. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained outside China. For the same reasons, we believe our other subsidiaries outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

JunZeJun Law Offices, our legal counsel as to PRC law, has advised us that if the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders(including the ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders (including the ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of our Cayman Islands holding company would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that our Cayman Islands holding company is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company is not deemed to be a PRC resident enterprise, holders of the ADSs and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or ADSs. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed thereunder.

United States Federal Income Taxation

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of the ADSs or ordinary shares by a U.S. Holder, as defined below, that acquires the warrants, ADSs, ordinary shares or warrants in any offering pursuant to this registration statement and any accompanied prospectus supplement, and holds the warrants, ADSs or ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to different interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position.

This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules, including:

•	financial institutions;

•	insurance companies; regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders in securities or other persons that elect mark-to-market treatment;

•	partnerships or other pass-through entities and their partners or investors;

•	tax-exempt organizations (including private foundations);

•	investors that own (directly, indirectly, or constructively) 10% or more of our stock by vote or value;

•	investors that hold their warrants, ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction);

•	investors that have a functional currency other than the U.S. dollar; or

•	investors required to accelerate the recognition of any item of gross income with respect to our warrants, ADSs or Class A ordinary shares as a result of such income being recognized on an applicable financial statement.

In addition, this discussion does not address any state, local, alternative minimum tax, or non-United States tax considerations, or the Medicare contribution tax on net investment income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in the warrants, ADSs or ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the warrants, ADSs or ordinary shares that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the warrants, ADSs or ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding the warrants, ADSs or ordinary shares are urged to consult their tax advisors regarding an investment in the warrants, ADSs or ordinary shares.

For United States federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to United States federal income tax.

Passive foreign investment company considerations

A non-United States corporation, such as our company, will be classified as a “passive foreign investment company,” or PFIC, for United States federal income tax purposes, if, in the case of any particular taxable year, either (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50%or more of its average quarterly assets during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other non-U.S. corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

The determination of whether we will be or become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets, the characterization of our income and assets for U.S. income tax purposes, and the value of our assets from time to time, including, in particular the value of our goodwill and other unbooked intangibles (which may depend upon the market value of the ADSs or ordinary shares from time-to-time and may be volatile). The characterization of cryptocurrency assets and income from mining cryptocurrency for U.S. income tax purposes is not clear. In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be classified as a PFIC for the current or future taxable years. It is also possible that the IRS, may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current or one or more future taxable years.

The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where we retain significant amounts of liquid assets including cash raised in this offering, or if our affiliated entities were not treated as owned by us for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Based upon our current income and assets (taking into account the proceeds from offerings pursuant to this registration statement and any accompanied prospectus supplement) and projections as to the value of the ADSs and ordinary shares following the offering, and assuming that income from mining cryptocurrency is considered active for U.S. federal income tax purposes, we do not presently expect to be classified as a PFIC for the current taxable year. However, because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. If we were classified as a PFIC for any year during which a U.S. holder held the ADSs or ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. holder held the ADSs or ordinary shares.

The discussion below under “Dividends” and “Sale or Other Disposition of ADSs or Ordinary Shares” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are classified as a PFIC for the current taxable year or any subsequent taxable year are discussed below under “Passive Foreign Investment Company Rules.”

Taxation of Our ADSs or Ordinary Shares

Dividends

Subject to the PFIC rules described below, any cash distributions (including the amount of any PRC tax withheld) paid on the ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution will generally be treated as a “dividend” for United States federal income tax purposes. Under current law, a non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at the lower applicable net capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period and other requirements are met.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (1) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (2) with respect to any dividend it pays on stock (or ADSs in respect of such stock) that is readily tradable on an established securities market in the United States. As of the date of this prospectus, our ADSs are listed on the New York Stock Exchange and are readily tradable on an established securities market in the United States, and we are a qualified foreign corporation with respect to dividends paid on the ADSs. Since we do not expect that our ordinary shares will be listed on established securities markets, it is unclear whether dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for the reduced tax rate.

There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. In the event we are deemed to be a PRC resident enterprise under the EIT Law, we may be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “United States-PRC income tax treaty”) (which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose), in which case we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares or ADSs. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

For United States foreign tax credit purposes, dividends paid on the ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the EIT Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on the ADSs or ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or other disposition of ADSs or ordinary shares

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss, if any, upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term gain or loss if the ADSs or ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate tax payers are currently eligible for reduced rates of taxation. In the event that we are treated as a PRC resident enterprise under the EIT Law, and gain from the disposition of the ADSs or ordinary shares is subject to tax in China, such gain may be treated as PRC source gain for foreign tax credit purposes under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of the ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive foreign investment company rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares, unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether were main a PFIC, on (1) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (2) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or ordinary shares. Under the PFIC rules:

•	any gain or excess distribution would be allocated vatably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

•	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC, or a pre-PFIC year, will be taxable as ordinary income; and

•	the amount allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares and any of our non-United States subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to the ADSs, provided that the ADSs are “regularly traded” (as specially defined) on the New York Stock Exchange. No assurances may be given regarding whether the ADSs will qualify, or will continue to be qualified, as being regularly traded in this regard. If a mark-to-market election is made, the U.S. Holder will generally (1) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (2) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ADSs will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Because our ordinary shares are not listed on a stock exchange, U.S. Holders will not be able to make a mark-to-market election with respect to our ordinary shares.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to the ADSs may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries that is classified as a PFIC.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFIC as described above.

As discussed above under “Dividends,” dividends that we pay on the ADSs or ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns the ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must file an annual information return with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing ADSs or ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Taxation of the warrants

Sale or other taxable disposition of warrants

Upon the sale, exchange or other taxable disposition of a warrant, in general, a U.S. Holder will recognize taxable gain or loss measured by the difference, if any, between (1) the amount of cash and the fair market value of any property received upon such taxable disposition, and (2) such U.S. Holder’s adjusted tax basis in the warrant. Such gain or loss generally will be taxed as described above under “—Sale or other disposition of ADSs or ordinary shares.” It is not entirely clear how various aspects of the rules described above in “—Passive foreign investment company rules” would apply to the sale of a warrant. However, a U.S. Holder may not make a mark-to-market election or a qualified electing fund election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of warrants and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally would be treated as an excess distribution, taxed as described above. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their ownership of warrants.

Exercise of warrants

Upon the exercise of a warrant for cash, in general, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes. A U.S. Holder’s initial tax basis in the ADSs received will equal such U.S. Holder’s adjusted tax basis in the warrant exercised. It is unclear whether U.S. Holder’s holding period for the ADSs received on exercise will commence on the day of exercise or the following day; however, in either case, the holding period will not include the holding period of the warrant.

Expiration of warrants

A U.S. Holder who allows a warrant to expire will generally recognize a loss for U.S. federal income tax purposes equal to the adjusted tax basis of the warrant. In general, such a loss will be a capital loss, and will be a short-term or long-term capital loss depending on the holder’s holding period for the warrant.

Certain adjustments to the warrants

Under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to U.S. Holders if, and to the extent that, such adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See above under “—Dividends” and “—Passive foreign investment company rules”.

Information reporting

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including ADSs, ordinary shares and warrants issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for assets held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on and proceeds from the sale or other disposition of the warrants, ADSs or ordinary shares. Information reporting will apply to payments of dividends on, and to proceeds from the sale or other disposition of, warrants, ordinary shares or ADSs by a paying agent within the United States to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, warrants, ordinary shares or ADSs within the United States to a U.S. Holder (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by JunZeJun Law Offices. Wilson Sonsini Goodrich & Rosati may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and JunZeJun Law Offices with respect to matters governed by PRC law. The Placement Agent is being represented by The Crone Law Group P.C.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Blockchain Alliance Technologies Limited and its subsidiaries as of and for the years ended December 31, 2019 and 2020 incorporated in this prospectus supplement and the accompanying prospectus by reference to our Current Report on Form 6-K furnished with the SEC on July 30, 2021, and the financial statements of Alliance International Technologies Limited (formerly, Blockchain Alliance Technologies Limited) as of December 31, 2020, and the results of its operations and its cash flows for the year ended December 31, 2020 and the period from January 1, 2021 to April 15, 2021 incorporated in this prospectus supplement by reference to our Current Report on Form 6-K furnished with the SEC on April 25, 2022 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of MaloneBailey, LLP is 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.

The financial statements of Loto Interactive Limited and its subsidiaries as of and for the years ended December 31, 2019 and 2020 incorporated in this prospectus supplement and the accompanying prospectus by reference to our Current Report on Form 6-K furnished with the SEC on July 30, 2021, and the financial statements of Loto Interactive Limited and its subsidiaries as of and for the year ended December 31, 2021 incorporated in this prospectus supplement by reference to our Current Report on Form 6-K furnished with the SEC on April 25, 2022 have been so incorporated in reliance on the report of Zhonghui Anda CPA Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of Zhonghui Anda CPA Limited is Unit 701, 7/F., Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong.

EXPENSES OF THE OFFERING

The following table sets forth the aggregate expenses to be paid by us in connection with the Offering. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	1,443
FINRA fees		72,044
Audit fees and expenses		60,000
Legal fees and expenses		100,000
Printing costs		5,445
Other expenses		38,000
HCW compensation*		242,200
Total	US$	519,132

*representing a cash fee of 7.0% of the gross proceeds raised from investors whom HCW had contacted during its engagement term pursuant to the HCW Agreement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at ir.btc.com, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 7, 2022;

●	our reports on Form 6-K furnished with the SEC on January 19, 2022, February 17, 2022, February 18, 2022, April 25, 2022, May 27, 2022, May 31, 2022, June 27, 2022, June 30, 2022, July 12, 2022, July 26, 2022 and August 5, 2022;

●	the description of the securities contained in our registration statement on Form 8-A filed with the SEC on November 18, 2013 (File No. 001-36206) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

●	with respect to each offering of the securities under this registration statement of which this prospectus supplement forms a part, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC, including prior to the effectiveness of the registration statement, and until the termination or completion of the offering by means of this prospectus supplement.

Our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 7, 2022 contains a description of our business and audited consolidated financial statements with a report by our independent auditor. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement and the accompanying prospectus will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus on the written or oral request of that person made to:

Units 813&815, Level 8, Core F, Cyberport 3

100 Cyberport Road

Hong Kong

+852 5987-5938

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We will not make any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258329

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated May 6, 2022

BIT Mining Limited

US$250,000,000

Class A Ordinary Shares

Preferred Shares
Debt Securities
Warrants

Units

and

Up to 204,840,000 Class A ordinary shares offered by the selling shareholders

We may from time to time in one or more offerings offer and sell Class A ordinary shares, including Class A ordinary shares represented by American Depositary Shares, or ADSs, preferred shares, debt securities, warrants, either individually or as units composed of one or more of the other securities, of an aggregate offering price of up to US$250,000,000. The selling shareholders identified in this prospectus may also offer and sell up to an aggregate of 204,840,000 Class A ordinary shares, represented by up to 20,484,000 ADSs. We will not receive any proceeds from the sale of Class A ordinary shares by the selling shareholders.

BIT Mining Limited, our ultimate Cayman Islands holding company, does not have substantive operations other than (1) holding certain of our digital assets in connection with our cryptocurrency mining business and (2) indirectly holding the equity interest in our subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, Kazakhstan, the United States and mainland China. As of the date of this prospectus, (i) we do not have revenue-generating operations in mainland China, and our remaining operations in mainland China primarily involve the provision of administrative support to our cryptocurrency mining business as well as the provision of internal information technology services to our operating entities and mining pools outside mainland China; and (ii) we do not maintain any variable interest entity structure in mainland China, Hong Kong or Macau. We have developed Ethereum mining operation in Hong Kong, but have no plan to further expand such Hong Kong-based operation. This is because we are focusing on growing our cryptocurrency mining operations in the United States. In 2021, our operations in Hong Kong generated approximately 1.4% of our total revenue for such year. As used in this prospectus, “we,” “us,” “our company,” “the Company” or “our” refers to BIT Mining Limited, a Cayman Islands exempted company and its subsidiaries. Investors in our ADSs are purchasing equity interest in a Cayman Islands holding company.

The ADSs are listed on The New York Stock Exchange under the symbol “BTCM.” The last reported sale price of the ADSs on May 5, 2022 was US$1.54 per ADS.

We face various legal and operational risks and regulatory uncertainties associated with having certain non revenue-generating subsidiaries, certain administrative personnel, and certain members of the board of directors located in mainland China. The PRC government has significant authority to exert influence on the ability of a company located in China to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. We cannot assure you that such influence will not be extended to companies operating in Hong Kong, such as our Hong Kong subsidiaries. We may have to scale down or cease our remaining operations in mainland China and our Ethereum mining operation in Hong Kong, if the PRC government extends its influence and/or control in Hong Kong to restrict or otherwise regulate our remaining operations in mainland China and our Ethereum mining operation in Hong Kong. For example, we face risks and uncertainties associated with regulatory approvals of offshore offerings and oversight on cybersecurity and data privacy, as well as the PCAOB audit inspection requirements. Such risks and uncertainties could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over our business operations in China, and may intervene with or influence China-based our operations as it deems appropriate to further regulatory, political and societal goals. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investments in China-based companies. These regulatory risks and uncertainties could become applicable to our Hong Kong operations if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. Any adverse action, once taken by the PRC and/or Hong Kong government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For a detailed description of risks related to doing business in China, see “Risk Factors—Risks Related to Doing Business in China.”

Our U.S.-based auditor, MaloneBailey, LLP, is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. However, we could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the Holding Foreign Companies Accountable Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China. See “Risk Factors—Risks Related to Doing Business in China—Our ADSs could still be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China, and the delisting and cease of trading our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.”

Neither we nor any of our subsidiaries has obtained the approval or clearance from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and we do not intend to obtain the approval or clearance from either the CSRC or the CAC in connection with any such offering, since we do not believe, based upon advice of our PRC counsel, JunZeJun Law Offices, that such approval or clearance is required under these circumstances or for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. We don’t believe that such approval or clearance is required under these circumstances or for the time being for our Hong Kong subsidiaries. If the PRC government takes the view that these approvals shall be obtained, or clearance procedures shall be completed, by companies with operations in Hong Kong, we face uncertainties as to whether such approval can be timely obtained, or procedure can be timely completed, or at all. See “Risk Factors —Risks Related to the Offering of Securities —The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.”

We currently intend to reinvest all available funds and any future earnings to fund our business growth and expansion outside of China and, therefore, we currently have no plan to pay any cash dividends on our ordinary shares, including those represented by the ADSs, in the foreseeable future. As of the date of this prospectus, our Cayman Islands holding company has not declared or paid dividends, nor did any subsidiary declare or make any dividends or distributions to the Cayman Islands holding company. A substantial majority of our funds and assets are currently held by subsidiaries located outside of mainland China. If needed, cash can be transferred between our holding company and subsidiaries through intercompany fund advances and capital contributions, as applicable. We are not aware of any regulatory restriction of transferring funds between our Cayman Islands holding company and subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, Kazakhstan and the United States. Our subsidiaries in mainland China are subject to paid-up capital requirements, and we must consider their financial conditions in any distribution of the earnings to their respective holding companies. The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. We do not expect that such restrictions would affect our ability to transfer cash between entities within our group or pay dividends to our investors in the United States, as we have migrated most of our business outside of China, and a substantial majority of our operations and assets are located outside of mainland China. Therefore, we do not believe there are significant restrictions on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors. See “Our Company—Restrictions on our ability to transfer cash between subsidiaries, across borders and to U.S. Investors.”

Our ordinary shares consist of Class A ordinary shares, Class A preference shares, and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, each Class A preference share is entitled to 10,000 votes, and each Class B ordinary share is entitled to 10 votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share. All 65,000 Class A preference shares are held by Good Luck Information Technology Co., Limited, or Good Luck Information, an entity controlled by Mr. Man San Vincent Law, our founder and executive director. The Class A preference shares are not entitled to receive dividends and cannot be converted into Class A ordinary shares, Class B ordinary shares, or ADSs. Upon any transfer of Class A preference shares by Good Luck Information to any person or entity which is not its affiliate, or when Good Luck ceases to be controlled by any person holding executive office in or being a member of our board of director, the Class A preference shares shall cease to have any voting right. If Mr. Man San Vincent Law ceases to serve as our director, we shall be entitled to redeem all of the Class A preference shares at US$1.0 per share. See “Description of Share Capital.”

Each time we or any selling shareholder sells these securities, we or such selling shareholder will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.

We or the selling shareholders may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in these securities involves risks. See “Risk Factors” contained in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in these securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2022

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refers to American depositary shares, each of which represents 10 Class A ordinary shares;

•	“BIT Mining,” “we,” “us,” “our company” or “our” refers to BIT Mining Limited, formerly known as 500.com Limited, its predecessor, its subsidiaries and its consolidated affiliated entities;

•	“PRC” or “China” refers to the People’s Republic of China;

•	“Renminbi” or “RMB” refers to the legal currency of PRC;

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States.

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process permitted under the Securities Act. By using a shelf registration statement, we or the selling shareholders identified in this prospectus may sell any of the securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we or any selling shareholder sells the securities, we or such selling shareholder will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither we nor any selling shareholder identified in this prospectus has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We or the selling shareholders will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 7, 2022;

•	our current reports on Form 6-K furnished with the SEC on July 16, 2021, July 30, 2021, August 17, 2021, September 22, 2021, September 30, 2021, October 15, 2021, October 18, 2021, November 18, 2021, November 30, 2021, December 28, 2021, January 19, 2022, February 17, 2022, February 18, 2022 and April 25, 2022.

•	the description of the securities contained in our registration statement on Form 8-A filed with the SEC on November 18, 2013 (File No. 001-36206) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with all amendments and reports filed for the purpose of updating that description; and

•	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC, including prior to the effectiveness of the registration statement, and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2021 filed with the SEC on April 7, 2022 contains a description of our business and audited consolidated financial statements with a report by our independent auditor. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Units 813&815, Level 8, Core F, Cyberport 3

100 Cyberport Road

Hong Kong

+852 5987-5938

You should rely only on the information that we incorporate by reference or provide in this prospectus. Neither we nor any selling shareholder has authorized anyone to provide you with different information. Neither we nor any selling shareholder will make any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

•	developments in, or changes to, laws, regulations, governmental policies, incentives, taxation and regulatory and policy environment affecting our operations and the cryptocurrency and blockchain industry;

•	our future business development, financial condition and results of operations;

•	expected changes in our revenues, costs or expenditures;

•	the trends in, expected growth in and market size of the cryptocurrency and blockchain industry in international markets outside China;

•	our ability to continue to develop new technologies and/or upgrade our existing technologies;

•	competitive environment, competitive landscape and potential competitor behavior in our industry, as well as the overall outlook in our industry;

•	our ability to attract, train and retain executives and other employees;

•	the development of the global financial and capital markets;

•	general business, political, social and economic conditions in China and the international markets we have operations; and

•	the length and severity of the recent COVID-19 outbreak and its impact on our business and industry.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and any prospectus supplement, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the global cryptocurrency and blockchain industry, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

We intend to become a leading cryptocurrency mining enterprise.  We began our transformation from a China-based lottery company into an international cryptocurrency mining company since December 2020 through the acquisition of (1) certain cryptocurrency mining machines, (2) a controlling stake in Loto Interactive Limited (HKEX: 08198) (“Loto Interactive”), and (3) the entire mining pool business of Bitdeer Technologies Holding Company operated under BTC.com, including the domain name BTC.com and the cryptocurrency wallet of BTC.com. As used in this prospectus, “we,” “us,” “our company,” “the Company” or “our” refers to BIT Mining Limited, a Cayman Islands exempted company and its subsidiaries. Investors in the ADSs are purchasing equity interest in a Cayman Islands holding company.

We voluntarily suspended our online sports lottery sales services in April 2015. We have previously conducted our lottery-related business in China through a series of contractual arrangements, also commonly known as the variable interest entity, or VIE structure, with several PRC-incorporated companies (i.e., Shenzhen Youlanguang Science and Technology Co., Ltd., Shenzhen E-Sun Network Co., Ltd., and Shenzhen Guangtiandi Science and Technology Co., Ltd.) (collectively, the “lottery-related affiliated entities”), and their respective registered shareholders. Between March 31 and July 23, 2021, we also consolidated the financial results of a PRC-incorporated company (i.e., Zhejiang Keying Huancai Information Technology Co., Ltd.) (“Zhejiang Keying”), which is primarily engaged in the provision of data analysis and storage services in connection with our now terminated cryptocurrency mining operations in mainland China, through a similar VIE structure with Loto Interactive Information Technology (Shenzhen) Co., Ltd. (“Loto Shenzhen”).

On July 23, 2021, we terminated the contractual arrangements with the lottery-related affiliated entities and Zhejiang Keying. The lottery-related affiliated entities have been deconsolidated and their financial results have no longer been included in our consolidated financial statements for the third quarter of 2021 since the termination of the related VIE structures. In February 2022, the then subsidiaries of Zhejiang Keying deregistered their respective IDC licenses, and Zhejiang Keying completed the transfer of equity interests of its then subsidiaries to Loto Shenzhen. In the same month, we completed the formal SAIC registration of the disposal of the subsidiaries under the former VIE structure. Accordingly, as of the date of this prospectus, we do not maintain any VIE structure in mainland China, Hong Kong or Macau.

Our Business

We are primarily engaged in cryptocurrency mining for our own account, data center operation to host cryptocurrency mining activities, and cryptocurrency mining pool services. We have adopted the development strategy to focus on the expansion of our blockchain and cryptocurrency mining operations in international markets outside China. As of the date of this prospectus, we no longer have any revenue-generating operation in mainland China. We have developed Ethereum mining operation in Hong Kong, but have no plan to further expand such Hong Kong-based operation. This is because we are focusing on growing our cryptocurrency mining operations in the United States. In 2021, our operations in Hong Kong generated approximately 1.4% of our total revenue for such year.

Cryptocurrency Mining Business

We currently operate cryptocurrency mining machines for the sole purpose of mining cryptocurrencies (primarily Bitcoin and Ethereum), which we may sell for fiat currency for our own account from time to time depending on market condition and management's determination of our cash flow needs. As of the date of this prospectus, we have completed the migration of all of our Bitcoin mining machines primarily to the United States and, to a lesser extent, Kazakhstan. As of the date of this prospectus, (1) the theoretical maximum total hash rate capacity of our Ethereum mining machines, all of which are located outside of the PRC, is 4,800.0 GH/s, and Ethereum mining machines with capacity of 4,696.8 GH/s have been deployed; and (2) the theoretical maximum total hash rate capacity of our Bitcoin mining machines, all of which are located outside of the PRC, is approximately 825.5 PH/s, and Bitcoin mining machines with capacity of 399.4 PH/s have been deployed. None of our Ethereum mining machines is located in Kazakhstan. In order to increase the cost efficiency of our mining business, we disposed of certain old model mining machines with a total hash rate capacity of 610.7 PH/s.

We currently have Bitcoin mining machines with a theoretical maximum total hash rate capacity of 532.8 PH/s in the United States, of which 298.7 PH/s have been operating in data centers and the remainder have been tuned and are ready for deployment. In Kazakhstan, we have Bitcoin mining machines with a theoretical maximum total hash rate capacity of 292.7 PH/s, of which 100.7 PH/s have been operating and the remainder have been tuned and are ready for deployment.

Data Center Services

We operate data centers which provide rack space, utility, and cloud services such as virtual services, virtual storage and data backup services to third-party cryptocurrency mining companies. Our data centers also host a number of our own cryptocurrency mining machines. We typically charge our customers a monthly service fee, which factors into, among others, the number of machines hosted in our facilities, utility costs and other associated expenses in connection with the operations of our data centers. The service fees for our data center services are settled in fiat currency.

We used to conduct our data center business in mainland China through Loto Interactive and its subsidiaries. After terminating the operations of two data centers in Sichuan province, China, we have migrated our data center operation overseas and are currently in the process of investing in or constructing cryptocurrency mining data centers in overseas jurisdictions outside of mainland China. In September 2021, we entered into a Membership Interest Purchase Agreement and certain other auxiliary agreements (the “Ohio Mining Site Agreements”) with Viking Data Centers, LLC (“Viking Data Centers”) to jointly invest in the development of a cryptocurrency mining data center in Ohio (the “Ohio Mining Site”) with power capacity of up to 85 megawatts. In October 2021, we increased our investment in the Ohio Mining Site and brought its total planned power capacity up to 150 megawatts. We currently expect to complete the Ohio Mining Site in March 2022. As of the date of this prospectus, we have completed the substation of power capacity of 50 megawatts, all of which have begun to operate in the Ohio Mining Site. We have also been growing our operations in Hong Kong. Our data center in Hong Kong with a maximum processing capacity of approximately 1.4 megawatts, has commenced operations since October 2021. We expect our international operations to contribute most of our revenues going forward. For the risks and uncertainties relating to our international operation development and expansion, and the regulatory and policy environment affecting our blockchain and cryptocurrency mining business and our remaining operations in mainland China, see “Risk Factors — Risks Related to Our Business and Industry — It may be or become illegal to acquire, own, hold, sell or use cryptocurrencies, participate in the blockchain, or transfer or utilize similar cryptocurrency assets in mainland China or international markets where we operate due to adverse changes in the regulatory and policy environment in these jurisdictions.”

Mining Pool Services

We operate our cryptocurrency mining pool business through BTC.com, a leading multi-currency comprehensive service mining pool that supports mining activities for primarily Bitcoin and Ethereum, among other cryptocurrencies on a proof-of-work (POW) computing basis. We enable effective collaboration among the providers of computing power, or pool participants, to mine cryptocurrencies in the blockchain network, by coordinating the computing power of pool participants and identifying new block rewards. We collect all mining rewards which are stored in a secured digital wallet maintained by an established third-party digital asset financial services platform, and then assign mining rewards, net of pool operator fees that represent a small percentage of mining rewards, to pool participants in proportion to the hash rate contributed by each of them to a given successful mining transaction. The mining rewards include block rewards and transaction verification fees related to the transactions included in the block, depending on the sharing mechanism designated for the type of cryptocurrency mined in such transaction. All mining rewards are settled on a daily basis through distributions to the pool participants’ respective digital wallets, in the respective cryptocurrencies mined in each transaction under the mining pool policies. If the pool participants are unable to meet the minimum reward thresholds, trigger security alerts, fail to provide us with the necessary public key to their wallets, or otherwise breach our mining pool policies, their mining rewards will be withheld until such issues are resolved.

Each pool participants must create a user account with us, which contains information such as sub-accounts, types of cryptocurrency intended to mine, server information of such pool participant’s mining machines, and addresses of its own digital wallet(s). The sub-account is unique to each pool participant, and we determine the ownership of mining machines in our mining pool based on the sub-account associated with the specific machine. After mining machines are connected to and included in our mining pool, pool participants can view the real-time hash rate allocation and income generated from their mining machines.

We do not provide custody services in connection with our mining pool services, nor do we maintain a custody arrangement with our customers. Before allocating mining rewards to pool participants based on their respective contribution of computing power, digital assets mined by pool participants, together with cryptocurrencies mined by ourselves, are stored in a secured digital wallet maintained by an established third-party digital asset financial services platform, which utilizes enterprise multi-signature storage solution to safeguard and monitor the transfer of digital assets. Such enterprise multi-signature storage solution requires multiple keys maintained by separate accounts and different authorized individuals to approve each transaction. We have also subscribed for custody services supported by hardware and software infrastructure, as well as security controls over key generation, storage, management and transaction signature on such third-party digital asset financial services platform.

Since October 2021, due to regulatory changes in the PRC, we have ceased registering new mining pool customers and retired accounts of existing mining pool customers from mainland China. For the year ended December 31, 2021, our mining pool business generated a significant majority of our total revenue. See “—Recent Business Development.”

Our Digital Assets

We hold for our own account digital assets mined through our cryptocurrency mining operation, which consist primarily of Bitcoin and Ethereum. We also acquire other types of cryptocurrencies, such as Dogecoin, as commissions from our mining pool operation. As of the date of this prospectus, we hold Bitcoin, Ethereum (excluding Ethereum used for loan pledge) and Dogecoin, which are the only digital assets individually accounts for more than 1.0% of our total assets as of December 31, 2021. These three specific digital assets in the aggregate account for approximately 11.6% of our total assets as of December 31, 2021. As of the date of this prospectus, the other digital assets that we hold collectively represent less than 2.0% of our total assets as of December 31, 2021, with no single digital asset (excluding Bitcoin, Ethereum and Dogecoin) individually representing more than 1.0% of our total assets as of December 31, 2021. As of the date of this prospectus, we hold 374 Bitcoins, 4,616 Ethereum (excluding Ethereum used for loan pledge) and 53.2 million Dogecoin.

Our digital assets are held through BIT Mining Limited, our ultimate Cayman Islands holding company. As of the date of this prospectus, our digital assets have an aggregate carrying value of approximately US$38.2 million, calculated based on the quoted price of the respective cryptocurrencies on the date of receipt, with impairment provided. As we settle mining rewards with pool participants on a daily basis, the value of the to-be-distributed mining rewards is recorded as accounts payable for accounting purposes. As of the date of this prospectus, we record US$37.6 million in accounts payable in connection with our mining pool business.

Our cryptocurrency business focuses on mining cryptocurrencies for our own account, operating data centers to host our and customers’ mining machines, and providing mining pool services to customers. We do not facilitate the trading of, or investing in, cryptocurrencies, although we may sell digital assets mined by us for fiat currency for our own account from time to time. We intend to mine cryptocurrencies that are generally not deemed as “securities.” The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum, in their current form, are securities. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court, and cannot be generalized to any other digital asset, such as Dogecoin. In accordance with a framework for analyzing whether a given digital assets is a security, published by the SEC’s Strategic Hub for Innovation and Financial Technology in April 2019, we would need to determine whether each of the digital assets acquired and held by us is an “investment contract,” as well as other instruments such as stocks, bonds, and transferable shares.

We intend to consult counsel prior to attempting to mine any cryptocurrency other than those that are generally not considered as “securities,” such as Bitcoin and Ethereum, in order to avoid inadvertently dealing in a cryptocurrency which may be deemed a security. We anticipate that, should we consider mining a cryptocurrency other than those that are generally not considered as “securities,” we will seek the advice of securities counsel, and the process will include research, review and analysis of the current federal securities laws and regulations regarding digital assets, including judicial interpretations and administrative guidance. However, the processes employed for determining whether particular digital assets are securities within the meaning of U.S. federal securities laws are risk-based assessments and are not a legal standard or binding on the SEC or other regulators. See “Risk Factors— Risks Related to Our Business and Industry—A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if we are unable to properly characterize a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, results of operations and/or financial condition.” We recognize that whether a digital asset is a security is a complex and evolving legal issue. For that reason, we have no plan in the foreseeable future to mine anything other than cryptocurrencies that are generally not considered as “securities.” However, if our compliance procedures and legal reviews prove to be incorrect, we may be subject to prohibitive SEC penalties and/or private lawsuit defense costs and adverse rulings.

Holding Company Structure

BIT Mining Limited, our ultimate Cayman Islands holding company, does not have substantive operations other than (1) holding certain of our digital assets in connection with our cryptocurrency mining business and (2) indirectly holding the equity interest in our subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, Kazakhstan, the United States and mainland China. As of the date of this prospectus, we do not have revenue-generating operations in mainland China, and our remaining operations in mainland China primarily involve the provision of administrative support to our cryptocurrency mining business and internal information technology services to our operating entities and mining pools outside mainland China. We have developed Ethereum mining operation in Hong Kong, but have no plan to further expand such Hong Kong-based operation. In 2021, our operations in Hong Kong generated approximately 1.4% of our total revenue for such year. This is because we are focusing on growing our cryptocurrency mining operations in the United States.

Our ability to pay dividends depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. As of the date of this prospectus, a substantial majority of our operations are carried out by our subsidiaries located outside of mainland China, and a substantial majority portion of our assets, including our digital assets, are held by subsidiaries located outside of mainland China. The following chart sets forth our corporate structure as of the date of this prospectus.

BIT Mining Limited (Cayman)
59.79%
Loto Interactive Limited (Listed in Hong Kong)
100%
Alliance International Technologies Limited (BVI)
100%
Hong Kong Sunstar Technology Co.,Limited (Hong Kong)
100%
Beijing Guixinyanghang Technology Limited (PRC)
100%
Fine Brand Limited (BVI)
100%
Star Light Inc. (Cayman)
100%
Skill Esport Limited (Hong Kong)
100%
Summit Bend US Corporation (USA)
100%
Star Light Ohio I Corporation (USA)
100%
Star Light Ohio II Corporation (USA)
55%
Viking Data Centers, LLC (USA)
45%
Asgard Data Centers LLC (USA)
100%
1324492 B.C. Ltd. (Canada)
100%
500wan HK Limited (Hong Kong)
100%
E-Sun Sky Computer (Shenzhen) Co., Ltd. (PRC)
100%
E-Sun Kazakhstan Limited (Kazakhstan)
100%
BT Minig Limited (Cayman)
100%
The Multi Group Ltd (Malta)
100%
Multi Warehouse Ltd. (Malta)
100%
Multi Brand Gaming Ltd. (Malta)
100%
Multilotto UK Ltd. (Malta)
100%
Lotto Warehouse Ltd. (Malta)
100%
Wasp Media Ltd. (Malta)
100%
Round Spot Services Ltd. (Cyprus)
100%
Multi Pay N.V. (Curacao)
100%
Oddson Europe Ltd. (Malta)
Equity Interest

Cash and Assets Transfers among us, our subsidiaries and the former VIEs

Cash can be transferred between our holding company in Cayman Islands and our subsidiaries in China, including those in Hong Kong, and other countries and regions through intercompany fund advances and capital contributions. We maintain our bank accounts and balances mainly in licensed banks in Hong Kong. There are currently no regulatory restrictions of transferring funds between our Cayman Islands holding company and subsidiaries in Hong Kong.

As of the date of this prospectus, BIT Mining Limited has not distributed any earnings to its subsidiaries or the former VIEs. BIT Mining Limited currently does not have any plan to distribute earnings to our subsidiaries in the foreseeable future.

In 2019, 2020 and 2021, BIT Mining Limited transferred cash to our subsidiaries of RMB9.4 million, nil and RMB426.1 million , respectively, through intercompany fund advances and capital contributions. BIT Mining Limited transferred cash to the former VIEs of RMB56.8 million, RMB27.9 million and RMB8.8 million, respectively, through intercompany fund advances and long-term loan, which was interest free and without recourse. Our wholly-owned subsidiaries in mainland China transferred cash to the former VIEs of RMB102.7 million, RMB10,000 and RMB2.8 million, respectively, through short-term loan, which was interest free and without recourse. Furthermore, in 2021 and up to the date of this prospectus, our subsidiaries in mainland China transferred certain cryptocurrency mining equipment and assets to our Hong Kong and overseas subsidiaries, which was a part of our business strategy to migrate our cryptocurrency mining business outside of mainland China.

In 2019, 2020 and 2021, the former VIEs transferred cash to our wholly-owned subsidiaries of RMB2.8 million, RMB8.3 million and RMB186.9 million, respectively, pursuant to the former contractual arrangements. In 2019, 2020 and 2021, our wholly-owned subsidiaries in mainland China did not transfer cash to our overseas subsidiaries or our Cayman Islands holding company.

The aforementioned cash and assets transfers among Bit Mining Limited, its subsidiaries and the former VIEs were for business operation purposes. As of the date of this prospectus, a substantial majority of our assets and cash are located outside of mainland China. We are not aware of any regulatory restrictions of transferring funds between our Cayman Islands holding company and subsidiaries in Hong Kong, British Virgin Islands, Canada, Malta, Cyprus, Curacao, Kazakhstan and the United States. We are subject to applicable PRC regulation of loans to or investment in subsidiaries in mainland China. For details, see “— Restrictions on Our Ability to Transfer Cash Out of China and to U.S. Investors,” and “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries.”

Dividend Distribution to U.S. Investors and Tax Consequences

As of the date of this prospectus, our subsidiaries and the former VIEs have not made any dividends or distributions to our Cayman holding company, nor has our Cayman holding company made any dividends or distributions to its shareholders.

We expect that revenue generated from our international operations will support our operations and our ability to make dividend distribution to our investors. We are not aware of any material regulatory restrictions limiting our non-PRC subsidiaries to make dividends to us.

Subject to the passive foreign investment company rules, the gross amount of any distribution that we make to investor with respect to the ADSs or ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Taxation — People’s Republic of China Taxation” and “Taxation —United States Federal Income Taxation —Dividends.”

Restrictions on Our Ability to Transfer Cash Out of China and to U.S. Investors

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. To the extent that our income is received in Renminbi, shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”), as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions. Our subsidiaries in mainland China have completed the registration with the local branch of SAFE. Any loan or capital injection to our subsidiaries in mainland China are made and used on an ad-hoc basis.

To the extent that we need to rely on our PRC subsidiaries to pay dividends or service any debt, we will be subject to applicable PRC laws that may restrict our PRC subsidiaries to pay dividends to us. Pursuant to applicable PRC laws, our subsidiaries in mainland China are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with the Accounting Standards for Business Enterprise as promulgated by the Ministry of Finance of the PRC, or the PRC GAAP. The aggregate retained earnings for our PRC subsidiaries as determined under the Accounting Standards for Business Enterprise were RMB95.4 million, RMB71.1 million and RMB8.6 million as of December 31, 2019, 2020 and 2021, respectively. Pursuant to the laws and regulations applicable to China’s foreign investment enterprises, our subsidiaries that are foreign investment enterprises in the PRC have to make appropriation from their after-tax profit, as determined under PRC GAAP, to reserve funds including (1) general reserve fund, (2) enterprise expansion fund and (3) staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of our subsidiaries. As of the date of this prospectus, our PRC subsidiaries are not required to keep general reserve fund due to operational loss. Appropriation to the other two reserve funds are at our subsidiaries’ discretion. Our PRC subsidiaries did not make any contributions to the enterprise expansion fund or the staff and bonus welfare fund during 2019, 2020 and 2021. As a result of the restriction on our PRC subsidiaries’ ability to transfer fund out of the PRC, we will monitor the amount of dividend that can be paid to us by our PRC to ensure that we and the PRC subsidiaries comply with relevant PRC laws and regulations.

We do not expect the regulatory restrictions imposed by the PRC government on access to foreign currencies or on the ability of our subsidiaries in mainland China to pay dividends to us will affect our ability to transfer cash among entities within our group or pay dividends to investors in the future, as we generate substantially all of our revenue from operations located outside of mainland China and Hong Kong. However, we cannot assure you that there will not be regulatory changes that may prevent us from transferring the cash we maintain in Hong Kong outside of PRC, or restrict our ability to deploy our cash into our business or to pay dividends in the future.

Except as disclosed in this prospectus, we are not aware of other material restrictions and limitations on our ability to distribute earnings from our businesses, including our subsidiaries, to the parent company and U.S. investors or our ability to settle amounts owed, or on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors.

Permissions Required from the PRC Authorities for Our Operations and Offering Securities to Foreign Investors

As of the date of this prospectus, our subsidiaries in mainland China are Beijing Guixinyanghang Technology Limited and E-Sun Sky Computer (Shenzhen) Co., Ltd., which primarily provide administrative support to our cryptocurrency mining business and internal information technology services to our operating entities and mining pools outside mainland China. Our remaining operations in mainland China are governed by PRC laws and regulations. As of the date of this prospectus, our subsidiaries in mainland China and Hong Kong have obtained the requisite licenses and permits from the PRC government authorities that are material for their operations, which are their respective business permits required to conduct business within their operation scope. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot assure you that we have obtained all the permits or licenses that may be required for conducting our remaining business in mainland China or Hong Kong. If our subsidiaries in mainland China and Hong Kong are unable to obtain or maintain business permits necessary for their operations, we may have to adjust or suspend our remaining operations in mainland China and our Ethereum mining operation in Hong Kong, which may adversely affect our operations outside of China. See “Risk Factors — Risks Related to Our Business and Industry—Any failure to obtain or renew any required approvals, licenses, permits or certifications could materially and adversely affect our business and results of operations.”

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. On December 24, 2021, the State Council issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and the CSRC issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments. These draft measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC.

On January 4, 2022, the Cyberspace Administration of China (the “CAC”) announced the adoption of the Cybersecurity Review Measures, which stipulate that effective February 15, 2022, online platforms and network providers possessing personal information of more than one million individual users must undergo a cybersecurity review by the CAC when they seek listing in foreign markets. Our remaining operations in mainland China do not involve the processing of any significant amount of personal information.

As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. We have not obtained the approval or clearance from either the China Securities Regulatory Commission (the “CSRC”) or the CAC for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and as advised by our PRC counsel, JunZeJun Law Offices, we do not believe that such approval or clearance is necessary under these circumstances or for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. We don’t believe that such approval or clearance is required under these circumstances or for the time being for our Hong Kong subsidiaries. If the PRC government takes the view that these approvals shall be obtained, or clearance procedures shall be completed, by companies with operations in Hong Kong, we face uncertainties as to whether such approval can be timely obtained, or procedure can be timely completed, or at all. See “Risk Factors—Risks Related to Doing Business in China—The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.”

Recent Business Development

We entered into a share subscription agreement in January 2021, pursuant to which we conditionally agreed to subscribe for 169,354,839 shares of Loto Interactive, at a price of HK$0.62 per share for a total consideration of approximately HK$105 million (approximately US$13.5 million) in cash. On March 31, 2021, we completed the subscription of 54.2% of Loto Interactive’s shares, and Loto Interactive became our subsidiary. Concurrently with the completion of the share subscription of Loto Interactive, Loto Interactive completed its acquisition of the remaining equity interests in its indirectly held subsidiary, Ganzi Changhe Hydropower Consumption Service Co. Ltd (“Ganzi Changhe”), for a total consideration of approximately RMB88.2 million (approximately US$13.6 million) in cash.

In February 2021, we entered into a share exchange agreement (the “Share Exchange Agreement”), with Blockchain Alliance Technologies Holding Company (“Blockchain Alliance”), pursuant to which we agreed to issue an aggregate of 44,353,435 Class A ordinary shares of our company to Blockchain Alliance at the first closing. On April 15, 2021, we completed the first closing of its previously announced transactions contemplated by the Share Exchange Agreement, as amended, with Blockchain Alliance. In accordance with the Share Exchange Agreement, the entire mining pool business of Bitdeer Technologies Holding Company operated under BTC.com, including the domain name BTC.com and the cryptocurrency wallet of BTC.com, were transferred to us.

On June 18, 2021, we completed a cash offer to acquire all the shares in issuance of Loto Interactive other than those already owned or agreed to be acquired by us, and a cash offer for the cancellation of all options of Loto Interactive. Upon the closing of such cash offers, we acquired a total of 30,642,534 shares and a total of 6,800,000 options, which will be cancelled, and our ownership in Loto Interactive increased to 59.8%.

On June 19, 2021, Ganzi Changhe received notice from State Grid Sichuan Ganzi Electric Power Co., Ltd. (the “Local Power Supplier”), informing Ganzi Changhe that its power supply would be suspended, effectively on the same day. Ganzi Changhe and our other data centers in Sichuan have suspended their operations since June 21, 2021. Our operations in Sichuan, including Ganzi Changhe, generated revenue of approximately US$11.4 million, representing approximately 2.6% of our total net revenues for the second quarter of 2021. As of the date of this prospectus, we have ceased all operations relating to data centers and cryptocurrency mining in mainland China.

On July 12, 2021, we entered into a securities purchase agreement with certain investors to raise US$50 million to acquire additional mining machines, build new data centers in international markets, expand infrastructure, and improve working capital position. The private placement transaction was closed on July 16, 2021. For details, see “ Private Placement of Class A Ordinary Shares and Warrants.”

On September 22, 2021, we entered into the Ohio Mining Site Agreement with Viking Data Centers to jointly invest in the development of the Ohio Mining Site. In October 2021, we increased our investment in the Ohio Mining Site and brought its total planned power capacity up to 150 megawatts. As we intend to devote more resources to the Ohio Mining Site and improve its operational efficiency, we have terminated our Texas cryptocurrency mining data center cooperation with Dory Creek, LLC, with whom we entered into an investment term sheet in May 2021. In order to increase the cost efficiency of our mining business, we disposed of certain old model mining machines with a total hash rate capacity of 610.7 PH/s.

On October 14, 2021, we announced that our mining pool subsidiary, BTC.com, would completely exit the mainland China market, cease registering new users and start to retire accounts of existing mining pool customers from mainland China. We completed the acquisition of the entire mining pool business of Bitdeer Technologies Holding Company operated under BTC.com, including the domain name BTC.com and the cryptocurrency wallet of BTC.com, on April 15, 2021. Due to BTC.com’s discontinuation of service to mining pool customers in mainland China, we saw a decrease of approximately 14% in hash rate for the three months ended December 31, 2021. We are working on solutions with our existing mining pool customers in mainland China, such as migrating such mining pool customers’ mining machines to overseas markets, so that they may access our services in a compliant manner.

On October 9, 2021, our Ohio Mining Site commenced operations. As of the date of this prospectus, we have completed the substation of power capacity of 50 megawatts, all of which have begun to operate in the Ohio Mining Site. On January 5, 2022, we temporarily suspended mining activities in Kazakhstan due to the unstable power supply situation there. We have subsequently terminated our data center construction plan in Kazakhstan due to the unstable local power supply situation. As of the date of this prospectus, our Bitcoin mining machines with a Bitcoin mining capacity of 100.7 PH/s currently deployed in third-party data centers in Kazakhstan remain in operation.

We are in the process of terminating our online lottery business in Europe which was operated under The Multi Group (“TMG”), a subsidiary we acquired in July 2017. As of the date of this prospectus, TMG has ceased all of its business operations. TMG contributed US$0.3 million, or 0.1%, of our total revenue, and net loss of US$0.4 million, for the three months ended December 31, 2021. Due to the expansion of our cryptocurrency mining business, we do not expect the termination of our online lottery business in Europe to have any material impact on our results of operations or financial position.

Recent Regulatory Development

Neither we nor any of our subsidiaries has obtained the approval or clearance from either the CSRC or the CAC for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and we do not intend to obtain the approval or clearance from either the CSRC or the CAC in connection with any such offering, since we do not believe, based on advice of our PRC counsel, JunZeJun Law Offices, that such approval or clearance is required under these circumstances or for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. See “Risk Factors—Risks Related to Doing Business in China—Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless,” and “—Risks Related to the Offering of Securities—The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.”

Our financial statements contained in the annual report on Form 20-F for the year ended December 31, 2021 have been audited by MaloneBailey, LLP, an independent registered public accounting firm that is headquartered in the United States with offices in Beijing and Shenzhen. MaloneBailey, LLP is a firm registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”), and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards.

On December 16, 2021, the PCAOB determined that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, and indicated that it will reassess its determinations at least annually. As of the date of this prospectus, MaloneBailey, LLP has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely.

However, our audit work was carried out by MaloneBailey, LLP with the collaboration of its China-based offices. According to Article 177 of the PRC Securities Law (last amended in March 2020), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities in China. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. Therefore, the audit working papers of our financial statements may not be fully inspected by the PCAOB without the approval of the PRC authorities. Our ADSs could still be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China. The delisting or cessation of trading of our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. See “Risk Factors—Risks Related to Doing Business in China— Our ADSs could still be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China, and the delisting and cease of trading our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.”

Our Risks and Challenges

Investing in our securities entails a significant level of risk. Before investing in our securities, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risks Related to Our Business and Industry

•	It may be or become illegal to acquire, own, hold, sell or use cryptocurrencies, participate in the blockchain, or transfer or utilize similar cryptocurrency assets in mainland China or international markets where we operate due to adverse changes in the regulatory and policy environment in these jurisdictions.

•	Any failure to obtain or renew any required approvals, licenses, permits or certifications could materially and adversely affect our business and results of operations.

•	A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if we are unable to properly characterize a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, results of operations and/or financial condition.

•	Distributing digital assets in connection with our mining pool business involves risks, which could result in loss of customer assets, customer disputes and other liabilities, adversely impact our business, results of operations and/or financial condition.

•	The loss or destruction of private keys required to access any digital assets held by us may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any digital assets, it could cause regulatory scrutiny, reputational harm, and other losses.

•	We may incur significant compliance costs if we are required to register as a money services business under the regulations promulgated by the Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act, or otherwise under U.S. state laws.

•	Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act of 1940, as amended, and we may incur substantial losses and become subject to such act as a result.

•	We do not maintain insurance for our digital assets, which may expose us and our shareholders to the risk of loss of our digital assets, and there will be limited rights of legal recourse available to us to recover our losses.

For a detailed discussion of the foregoing risks, see “Risk Factors— Risks Related to Our Business and Industry” beginning on page 14 of this prospectus.

Risks Related to Doing Business in China

•	Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless.

•	Our efforts to adjust our corporate structure and business operations, including the termination of our previous VIE structures and the exit of our mining pool business from mainland China, may not be completed in a liability-free manner, and we may still be subject to cybersecurity review by the CAC, or deemed to be in violation of PRC laws regulating our industry and operations.

•	Our ADSs could still be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China, and the delisting and cease of trading our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.

•	The PRC government has significant and arbitrary influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, abruptly change the relevant industry landscape, or cause significant changes to, or otherwise intervene or influence, our remaining operations in mainland China at any time, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or become worthless.

•	Our Hong Kong subsidiaries could become subject to more influence and/or control of the PRC government if the Hong Kong legal system becomes more integrated into the PRC legal system.

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on foreign laws, and therefore you may not be afforded the same protection as provided to investors in U.S. domestic companies.

For a detailed discussion of the foregoing risks, see “Risk Factors— Risks Related to Doing Business in China” beginning on page 19 of this prospectus.

Risks Related to the Offering of Securities

•	The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.

•	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices for corporate governance matters that differ significantly from the NYSE corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance listing standards.

For a detailed discussion of the foregoing risks, see “Risk Factors— Risks Related to the Offering of Securities” beginning on page 23 of this prospectus.

We face various legal and regulatory risks and uncertainties associated with having certain non revenue-generating subsidiaries, certain administrative personnel, and certain members of the board of directors located in China. The PRC government has significant authority to exert influence on the ability of a company located in China to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. We cannot assure you that such influence will not be extended to companies operating in Hong Kong, such as our Hong Kong subsidiaries. We may have to scale down or cease our remaining operations in mainland China and our Ethereum mining operation in Hong Kong, if the PRC government extends its influence and/or control in Hong Kong to restrict or otherwise regulate our remaining operations in mainland China and our Ethereum mining operation in Hong Kong. For example, we face risks and uncertainty associated with regulatory approvals of offshore offerings and oversight on cybersecurity and data privacy. See “Risk Factors— Risks Related to Doing Business in China—Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless,” and “—Risks Related to the Offering of Securities— The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.” These regulatory risks and uncertainties could become applicable to our Hong Kong operations if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions.

We are also subject to the risks related to the PCAOB audit inspection requirements. Our U.S.-based auditor, MaloneBailey, LLP, is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. However, we could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the Holding Foreign Companies Accountable Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China. See “Risk Factors—Risks Related to Doing Business in China—Our ADSs could still be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China, and the delisting and cease of trading our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.”

The PRC government also has significant discretion over our remaining business operations in mainland China, and may intervene with or influence our China-based operations as it deems appropriate to further regulatory, political and societal goals. See “ Risk Factors—Risks Related to Doing business in China-The PRC government has significant and arbitrary influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, abruptly change the relevant industry landscape, or cause significant changes to, or otherwise intervene or influence, our remaining operations in mainland China at any time, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or become worthless.”

Neither we nor any of our subsidiaries has obtained the approval or clearance from either the CSRC or the CAC for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and we do not intend to obtain the approval or clearance from either the CSRC or the CAC in connection with any such offering, since we do not believe, based upon advice of our PRC counsel, JunZeJun Law Offices, that such approval or clearance is required under these circumstances or for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. We don’t believe that such approval or clearance is required under these circumstances or for the time being for our Hong Kong subsidiaries. If the PRC government takes the view that these approvals shall be obtained, or clearance procedures shall be completed, by companies with operations in Hong Kong, we face uncertainties as to whether such approval can be timely obtained, or procedure can be timely completed, or at all. See “Risk Factors —Risks Related to the Offering of Securities —The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.”

Corporate Information

Our principal executive offices are located at Units 813&815, Level 8, Core F, Cyberport 3, 100 Cyberport Road, Hong Kong. Our telephone number at this address is +852 5987-5938 and our fax number is +852 2360-9738. Our registered office in the Cayman Islands is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website is at ir.btc.com. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

RISK FACTORS

Investing in the securities involves risk. You should carefully consider each of the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recently filed annual report on Form 20-F  and the risk factors in this section, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition, cause the value of our securities to decline or diminish or even make our securities worthless, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors. You could lose all or part of your investment.

Risks Related to Our Business and Industry

It may be or become illegal to acquire, own, hold, sell or use cryptocurrencies, participate in the blockchain, or transfer or utilize similar cryptocurrency assets in mainland China or international markets where we operate due to adverse changes in the regulatory and policy environment in these jurisdictions.

Our blockchain and cryptocurrency mining business could be significantly affected by, among other things, the regulatory and policy developments in international markets where we operate, such as the United States and Kazakhstan. Governmental authorities are likely to continue to issue new laws, rules and regulations governing the blockchain and cryptocurrency industry we operate in and enhance enforcement of existing laws, rules and regulations. For example, the People’s Bank of China (the “PBOC”), Ministry of Industry and Information Technology, State Administration for Industry and Commerce, China Banking Regulatory Commission, China Securities Regulatory Commission and China Insurance Regulatory Commission issued “Announcement on Preventing Token Fundraising Risks” on September 4, 2017, prohibiting all organizations and individuals from engaging in initial coin offering transactions. On May 21, 2021, the Financial Stability and Development Committee of the PRC State Council called for the need to resolutely control financial risks and crack down on cryptocurrency mining and trading activities. On June 18, 2021, the “Notice of the Sichuan Provincial Development and Reform Commission and the Sichuan Provincial Energy Administration on the Cleanup and Shutdown of Virtual Currency Mining Projects” required electricity companies within Sichuan Province to close down power supply to businesses involved in cryptocurrency mining. On June 19, 2021, Ganzi Changhe received notice from the Local Power Supplier informing Ganzi Changhe that the power supply of its data center would be suspended, effective on the same day. On June 21, 2021, we terminated the operations of our two data centers in Sichuan according to the written notice from the Local Power Supplier. Our operations in Sichuan, including Ganzi Changhe, generated revenue of approximately US$11.4 million, representing approximately 2.6% of our total net revenues for the second quarter of 2021. Furthermore, on June 21, 2021, the PBOC was reported to have held interviews with certain financial institutions in China, and stressed that banks and other financial institutions in China shall strictly implement the “Guarding Against Bitcoin Risks” and the “Announcement on Preventing Token Fundraising Risks” and other regulatory requirements, diligently fulfill their customer identification obligations, and shall not provide account opening, registration, trading, clearing, settlement and other services related to blockchain and cryptocurrency business.

We had begun the development of our international operations before these recent regulatory and policy developments in China. In light of these developments in China, we have migrated our cryptocurrency operations to international markets. We may be subject to restrictions relating to the transfer of cryptocurrency mining machines out of mainland China, as China has recently strengthened regulations on exports of goods, technology and services. Specifically, for computers and related components used in cryptocurrency mining machines, exporting enterprises should carefully evaluate whether the mining machines, their components, and any data or information contained therein are subject to export restrictions, and therefore are required to go through relevant export licensing procedures before such mining machines can be transported out of mainland China. The relevant restrictions that apply to the transfer of cryptocurrency mining machines by us include, but are not limited to, the Catalogue of Goods Prohibited from Export, the Catalogue of Goods Subject to Export License Management, the Catalogue of Technologies Prohibited from Export and Restricted from Export in China, the Catalogue for the Administration of Import and Export Licenses of Dual-use Items and Technologies, and other applicable export control catalogues and lists. In addition, since most of our mining machines are second-hand equipment, we may also be required to evaluate, inspect and dispose of the relevant stored information or data to comply with relevant data security regulations before moving such machines to markets outside China. If we are deemed to have violated export restrictions or data security regulations in China or otherwise become subject to government interferences, we might still subject to administrative penalties or criminal investigation by relevant government authorities.

We have recently adopted the development strategy to focus on the expansion of our blockchain and cryptocurrency mining operations to international markets. On September 22, 2021, we entered into the Ohio Mining Site Agreements with Viking Data Centers to jointly invest in the Ohio Mining Site with access to power capacity of up to 85 megawatts. In October 2021, we increased our investment in the Ohio Mining Site and brought its total planned power capacity up to 150 megawatts. As of the date of this prospectus, we have completed the migration of all of our Bitcoin mining machines primarily to the United States and, to a lesser extent, Kazakhstan. However, we cannot assure you that the government authorities in these international markets will not adopt new laws and regulations in the future to restrict blockchain and cryptocurrency business.

Some jurisdictions, including mainland China, restrict various uses of cryptocurrencies, including the use of cryptocurrencies as a medium of exchange, the conversion between cryptocurrencies and fiat currencies or between cryptocurrencies, the provision of trading and other services related to cryptocurrencies by financial institutions and payment institutions, and initial coin offerings and other means of capital raising based on cryptocurrencies. We cannot assure you that these jurisdictions will not enact new laws or regulations that further restrict activities relate to cryptocurrencies.

In addition, cryptocurrencies may be used by market participants for black market transactions, to conduct fraud, money laundering and terrorism-funding, tax evasion, economic sanction evasion or other illegal activities. As a result, governments may seek to regulate, restrict, control or ban the mining, use, holding and transferring of cryptocurrencies. We may not be able to eliminate all instances where other parties use cryptocurrencies mined by us to engage in money laundering or other illegal or improper activities. We cannot assure you that we will successfully detect and prevent all money laundering or other illegal or improper activities which may adversely affect our reputation, business, financial condition and results of operations.

Due to the environmental-impact concerns related to the potential high demand for electricity to support cryptocurrency mining activity, political concerns, and for other reasons, we may be required to cease mining operations without much or any prior notice by a national or local government’s formal or informal requirement or because of the anticipation of an impending requirement. For example, due to the unstable power supply situation in Kazakhstan, we temporarily suspended mining activities in Kazakhstan and terminated our data center construction plan in Kazakhstan.

Any such government action or anticipated action could have a negative impact not only on the value of existing miners owned by us, but on our ability to purchase new miners and their prices. Such government action or anticipated action could also have a deleterious impact on the price of cryptocurrencies. At a minimum, such events could result in an increase in the volatility of the price of the cryptocurrencies and value of miners owned by us. Moreover, if we discontinue mining operations in one location in response to such government action or anticipated action, we likely would transfer miners to another location. However, this process would result in costs associated with the transfer to be incurred by us, as well as the transferred miners being off-line and not able to mine cryptocurrencies for some time. Our business, financial condition and results of operations may be materially and adversely affected by these adverse changes in the regulatory and policy environment in in the markets where we operate our blockchain and cryptocurrency mining operations.

Any failure to obtain or renew any required approvals, licenses, permits or certifications could materially and adversely affect our business and results of operations.

In accordance with the laws and regulations in the jurisdictions in which we operate, we are required to maintain various approvals, licenses, permits and certifications in order to operate our cryptocurrency mining business. Complying with such laws and regulations may require substantial expense, and any non-compliance may expose us to liability. In the event of non-compliance, we may have to incur significant expenses and divert substantial management time to rectify the incidents. In the future, if we fail to obtain all the necessary approvals, licenses, permits and certifications, we may be subject to fines or the suspension of operations at the mining facilities or data centers that do not have all the requisite approvals, licenses, permits and certifications, which could materially and adversely affect our business and results of operations. We may also experience adverse publicity arising from non-compliance with government regulations, which would negatively impact our reputation.

As of the date of this prospectus, we do not have revenue-generating operations in mainland China, and our remaining operations in mainland China primarily involve the provision of administrative support to our cryptocurrency mining business, as well as the provision of internal information technology services to our operating entities and mining pools outside mainland China. Based on advice of our PRC counsel, JunZeJun Law Offices, we have obtained the business licenses and permits required for our remaining non-revenue generating operations in mainland China. However, due to the complexity of the PRC regulatory regime over our industry, we cannot assure you that we have obtained all the permits or licenses required for conducting our remaining operations in mainland China or will be able to maintain our existing licenses or obtain any new licenses required under any new laws or regulations. Furthermore, the regulatory authorities in China may in the future require us to apply for telecommunications licenses other than those possessed by us. We cannot assure you that we will be able to fulfill all the conditions necessary to obtain the required telecommunications licenses in a timely manner or at all.

We have adopted the development strategy to focus on the expansion of our blockchain and cryptocurrency mining operations in international markets, and have established, and plan to establish cryptocurrency mining data centers in Hong Kong and the United States. As such, we are subject to regulations applicable to operators of cryptocurrency mining business and data processing business in these jurisdictions. We have obtained relevant governmental approval and license required for our data center operations in these jurisdictions. However, we cannot assure your that we will be able to maintain or renew the required government approval, permit, licenses for our proposed operations on commercially reasonable terms and in a timely manner or at all. Failure to maintain or renew these government approval, permit or licenses for our international operations may cause us to suspend or terminate our data center operations in such jurisdictions, and may subject us to regulatory investigations or legal proceedings and fines in these jurisdictions, which could disrupt our international operations and materially and adversely affect our business, financial condition and results of operations.

More broadly, we cannot assure you that we will be able to fulfill all the conditions necessary to obtain the required government approvals in the jurisdictions where we operate, or that relevant government officials in these jurisdictions will always, if ever, exercise their discretion in our favor, or that we will be able to adapt to any new laws, regulations or policies. There may also be delays on the part of government authorities in reviewing our applications and granting approvals, whether due to the lack of administrative resources or the imposition of new rules, regulations, government policies or their implementation, interpretation and enforcement, or for no discernible reason at all. If we are unable to obtain, or experience material delays in obtaining, necessary government approvals, our operations may be substantially disrupted, which could materially and adversely affect our business, financial condition and results of operations.

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if we are unable to properly characterize a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, results of operations and/or financial condition.

The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Additionally, the SEC’s views in this area have evolved over time, and it is difficult to predict the direction or timing of any continuing evolution. Furthermore, it is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum, in their current form, are securities. However, Bitcoin and Ethereum are the only digital assets as to which senior officials at the SEC have publicly expressed such a view. Such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court, and cannot be generalized to any other digital asset, such as Dogecoin. With respect to all other digital assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our assessment regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws. Similarly, though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given digital asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC.

Several foreign jurisdictions have taken a broad-based approach to classifying digital assets as “securities,” while other foreign jurisdictions have adopted a narrower approach. As a result, certain digital assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of digital assets as “securities.”

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a digital asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade digital assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an alternative trading system (“ATS”), in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements. We have mined cryptocurrencies other than Bitcoin and Ethereum, and we received other types of cryptocurrencies, including Dogecoin, as commissions of our mining pool operation. The likely status of these cryptocurrencies as securities could limit distributions, transfers, or other actions involving such cryptocurrencies, including mining, in the United States.

We have adopted risk-based policies and procedures to analyze whether the digital assets that we mine, hold and sell for our own account could be deemed to be a “security” under applicable laws. Our policies and procedures do not constitute a legal standard, but rather represent our management’s assessment, based on advice of our securities counsel, regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that a digital asset currently held by us is a “security” under applicable laws. If the digital assets mined and held by us are deemed as securities, it could limit distributions, transfers, or other actions involving such digital assets, including mining, in the United States. For example, the distribution of cryptocurrencies to miners under our mining pool business could be deemed to involve an illegal offering or distribution of securities subject to U.S. federal or state law. In addition, miners on cryptocurrency networks could, under certain circumstances, be viewed as statutory underwriters or as “brokers” subject to regulation under the Exchange Act. This could require us or our customers to change, limit, or cease mining operations, register as broker-dealers and comply with applicable law, or be subject to penalties, including fines. In addition, we could be subject to judicial or administrative sanctions for failing to sell the digital asset or distribute block rewards in compliance with the registration requirements, or for acting as a broker, dealer, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm.

Distributing digital assets in connection with our mining pool business involves risks, which could result in loss of customer assets, customer disputes and other liabilities, adversely impact our business, results of operations and/or financial condition.

In order to own, transfer and use a digital asset on its underlying blockchain network, a person must have a private and public key pair associated with a network address, commonly referred to as a “wallet.” Each wallet is associated with a unique “public key” and “private key” pair, each of which is a string of alphanumerical characters. In order for us to allocate block rewards to our mining pool customers, customers must provide us with the public key of the wallet that the digital assets are to be transferred to, and we would be required to authorize the transfer. We rely on the information provided by customers to distribute cryptocurrencies to them, and we do not have access to our customers’ private key. A number of errors can occur in the process of distributing digital assets to customers’ wallets, such as typos, mistakes, or the failure to include the information required by the blockchain network. For instance, a customer may incorrectly enter the desired recipient’s public key when withdrawing from the mining pool, which may result in the permanent and irretrievable loss of the customer’s digital assets. Such incidents could result in customer disputes, damage to our brand and reputation, legal claims against us, and financial liabilities, any of which could adversely affect our business, results of operations and/or financial condition.

The loss or destruction of private keys required to access any digital assets held by us may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any digital assets, it could cause regulatory scrutiny, reputational harm, and other losses.

Cryptocurrencies are generally controllable only by the possessor of the unique private key relating to the digital wallet in which the digital assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital assets held in such a wallet. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. We safeguard and keep private the private keys relating to our digital assets by primarily utilizing enterprise multi-signature storage solution provided by an established third-party digital asset financial services platform.

To the extent that any of the private keys relating to our wallets containing digital assets held by us is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we will be unable to access digital assets held in the related wallet. Furthermore, as currently our digital wallet is maintained by a third-party digital asset financial services platform, we cannot provide assurance that our wallet will not be hacked or compromised, or that any information leakage and data security breach of such platform will not compromise the security of our digital wallet. Digital assets and blockchain technologies have been, and may in the future be, subject to security breaches, hacking, or other malicious activities. Any loss of private keys relating to, or hack or other compromise of, digital wallets used to store our digital assets could subject us to significant financial losses, and we may be unable to distribute mining rewards to customers of our mining pool services, or adequately compensate our customers for damages caused by such security breach. As such, any loss of private keys due to a hack, employee or service provider misconduct or error, or other compromise by third parties could hurt our brand and reputation, result in significant losses, and adversely impact our business, results of operations and/or financial condition.

We may incur significant compliance costs if we are required to register as a money services business under the regulations promulgated by the Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act, or otherwise under U.S. state laws.

We are in the process of expanding our cryptocurrency operation into the United States, including completing the Ohio Mining Site. To the extent that our operations in United States cause us to be deemed a money services business under the regulations promulgated by the Financial Crimes Enforcement Network (“FinCEN”) under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. To the extent that our operations cause us to be deemed a “money transmitter” or equivalent designation, under state law in any U.S. state in which we plan to operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, and may affect an investment in our securities in a materially adverse manner. Furthermore, we and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money services businesses and money transmitters. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may have to leave a particular U.S. state or the United States completely. Any such action would be expected to materially adversely affect our operations.

Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act of 1940, as amended, and we may incur substantial losses and become subject to such act as a result.

We believe that we are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. However, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), a company may be deemed an investment company under section 3(a)(1)(C) thereof if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. Furthermore, as of the date of this prospectus, we have disposed of our lottery-related business in China, and the lottery-related affiliated entities have been deconsolidated and their financial results have no longer been included in our consolidated financial statements for the third quarter of 2021 since the termination of the VIE structures.

As a result of our investments and our cryptocurrency mining activities, including investments in which we do not have a controlling interest, and the disposal of our lottery-related business in China, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company. The cryptocurrency we own, acquire or mine may be deemed an investment security by the SEC, although we do not believe any of the cryptocurrencies we own, acquire or mine are securities.

An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. As of December 31, 2021, we do not believe we are an inadvertent investment company, however this issue has not been resolved by SEC rules or regulations. For us, any grace period would be unknown until further clarifications from or regulations by the SEC concerning cryptocurrency treatment. We may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and cryptocurrency on hand or liquidating our investment securities or cryptocurrency or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Current and future legislation and the SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which cryptocurrencies are treated for classification and clearing purposes. The SEC’s July 25, 2017 Report expressed its view that digital assets may be securities depending on the facts and circumstances. As of the date of this prospectus, we are not aware of any rules that have been proposed to regulate cryptocurrencies as securities. We cannot be certain as to how future regulatory developments will impact the treatment of cryptocurrency under the applicable U.S. federal or state laws. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Furthermore, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in substantial additional expenses, and the failure to complete the required registration would have a materially adverse impact to conduct our operations. In addition, on May 21, 2021, the Financial Stability and Development Committee of the PRC State Council called for the need to resolutely control financial risks and crack down on cryptocurrency mining and trading activities. As advised by our PRC counsel, JunZeJun Law Offices, the PRC government may take the view that cryptocurrency mining and trading is a form of financial or investment activity, and in the event that we are classified as an investment company under the Investment Company Act, we may face additional regulatory scrutiny from the PRC government.

We do not maintain insurance for our digital assets, which may expose us and our shareholders to the risk of loss of our digital assets, and there will be limited rights of legal recourse available to us to recover our losses.

We do not maintain insurance for the digital assets held by us. Banking institutions will not accept our digital assets, and they are therefore not insured by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Therefore, we may suffer loss with respect to our digital assets which is not covered by insurance, and we may not be able to recover any of our carried value in these digital assets if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business, results of operations and share price may be adversely affected

Risks Related to Doing Business in China

Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless.

As our remaining operations in mainland China primarily involve the provision of administrative support to our cryptocurrency mining business as well as internal information technology services to our operating entities and mining pools outside mainland China, we may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments in value-added telecommunications services and other industry sectors set out in the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2021 Edition). Specifically, we may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These PRC laws apply not only to third-party transactions, but also to transfers of information between us and our wholly foreign-owned enterprises in China, and other parties with which we have commercial relations. These PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, and the government-led cybersecurity reviews of certain companies with VIE structure, may lead to additional regulatory review in China over our financing and capital raising activities in the United States.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator, as defined by “The Security Protection Regulations for Critical Information Infrastructure,” effective September 1, 2021, purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. The PRC Cybersecurity Law also establishes more stringent requirements applicable to operators of computer networks, especially to operators of networks which involve critical information infrastructure. The PRC Cybersecurity Law contains an overarching framework for regulating Internet security, protection of private and sensitive information, and safeguards for national cyberspace security and provisions for the continued government regulation of the Internet and content available in China. The PRC Cybersecurity Law emphasizes requirements for network products, services, operations and information security, as well as monitoring, early detection, emergency response and reporting. On January 4, 2022, the CAC announced the adoption of the Cybersecurity Review Measures, and effective February 15, 2022, online platforms and network providers possessing personal information of more than one individual million user must undergo a cybersecurity review by the CAC when they seek listing in foreign markets. Furthermore, the Standing Committee of the National People’s Congress passed the Personal Information Protection Law of the PRC (“PIPL”), which will become effective from November 1, 2021, and requires general network operators to obtain a personal information protection certification issued by recognized institutions in accordance with the CAC regulation before such information can be transferred out of China.

Prior to the disposal of our lottery-related business in China in July 2021, we collected and processed personal, transactional and behavioral data. As of the date of this prospectus, we have disposed of our lottery-related business and suspended the operations of our data centers in mainland China, and have migrated our cryptocurrency mining business to international markets. Our remaining operations in mainland China do not involve the processing of any significant amount of personal information. Our PRC legal counsel, JunZeJun Law Offices, has advised us that, in light of the recent changes in our corporate structure and business operations, in particular with respect to the facts that we do not operate online platforms that process personal information of more than one million individual users, and that we have ceased registering new mining pool customers from mainland China and retired accounts of existing mining pool customers from mainland China for our mining pool business, we should not be required to undergo the CAC review for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement. However, we cannot assure you that the PRC regulatory authorities will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance, or that if we are required to obtain such clearance, such clearance can be timely obtained, or at all. If we become subject to cybersecurity inspection and/or review by the CAC or other PRC authorities or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, including offerings under this registration statement and any accompanied prospectus supplement, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to significant fines or other penalties, which could materially and adversely affect our business, financial condition and results of operations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, such as us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless.

Our efforts to adjust our corporate structure and business operations, including the termination of the previous VIE structures and the exit of our mining pool business from mainland China, may not be completed in a liability-free manner, and we may still be subject to cybersecurity review by the CAC, or deemed to be in violation of PRC laws regulating our industry and operations.

In light of the recent statements by the Chinese government indicating its intention exert more oversight and control over overseas offerings of China-based companies, the CAC review for certain data processing operators in China, and restrictions imposed by the PRC government relating to cryptocurrency mining business, we have adjusted, and may continue to adjust our business operations in the future, to comply with PRC laws regulating our industry and our business operations. However, such efforts may not be completed in a liability-free manner or at all.

Due to restrictions over foreign investment in lottery and IDC services, we previously maintained a VIE structure with respect to our lottery-related business in China and certain of our data processing services in connection with our cryptocurrency mining business previously conducted in mainland China. As of the date of this prospectus, we have terminated all of the VIE structures with our lottery-related affiliated entities and Zhejiang Keying. Since June 2021, we have also terminated the operations of data centers in mainland China. The lottery-related affiliated entities have been deconsolidated and their financial results have no longer been included in our consolidated financial statements in the third quarter of 2021 since the termination of the VIE structures. The lottery-related affiliated entities contributed RMB6.9 million (US$1.1 million) and RMB2.7 million (US$0.4 million) in 2020 and the three months ended March 31, 2021, accounting for 31.6% and 13.6 % of our total revenue for the periods, respectively. In addition, the lottery-related entities incurred a net loss of RMB60.5 million (US$9.3 million) and RMB8.5 million (US$0.8 million) for 2020 and the three months ended March 31, 2021, respectively. As of March 31, 2021, total assets held by the lottery-related affiliated entities represented RMB93.4 million (US$14.3 million), or 7.2%, of our total assets, and net debt held by the lottery-related affiliated entities was RMB229.6 million (US$35.0 million). In October 2021, in light of change in regulatory environment in China, we began to cause our mining pool subsidiary, BTC.com to exit the mainland China market, cease registering new mining pool customers from mainland China and retire the accounts of existing mining pool customers in mainland China in an orderly manner.

We cannot assure you that the disposal of the lottery-related affiliated entities and unwinding of the related VIE structures, or the discontinuation of our mining pool operation in mainland China, will not give rise to dispute or liability, or that such disposal, unwinding and discontinuation of operations will not adversely affect our overall results of operations and financial condition. In February 2022, the then subsidiaries of Zhejiang Keying deregistered their respective IDC licenses, and Zhejiang Keying completed the transfer of equity interests of its then subsidiaries to Loto Shenzhen. In the same month, we completed the formal SAIC registration of the disposal of the subsidiaries under the former VIE structure. During the process of disposing of the lottery-related affiliated entities and the unwinding of the related VIE structures, including the VIE structure of Zhejiang Keying, and after such process is completed, we cannot guarantee that we will not continue to be subject to PRC regulatory inspection and/or review relating to cybersecurity, especially when there remains significant uncertainty as to the scope and manner of the regulatory enforcement. If we become subject to regulatory inspection and/or review by the CAC or other PRC authorities, or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. The discontinuation of operations of BTC.com in mainland China and in particular, the retirement of accounts of existing mining pool customers in mainland China, may give rise to user complaints or dispute claims against us, which could divert a significant amount of managerial attention and other resources from our business and operations, and require us to incur significant expenses. We may also be subject to fines or other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

Our ADSs could still be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China, and the delisting and cease of trading our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our financial statements contained in the annual report on Form 20-F for the year ended December 31, 2021 have been audited by MaloneBailey, LLP, an independent registered public accounting firm that is headquartered in the United States with offices in Beijing and Shenzhen. MaloneBailey, LLP is a firm registered with the PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. MaloneBailey, LLP has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely.

However, our audit work was carried out by MaloneBailey, LLP with the collaboration of its China-based offices. According to Article 177 of the PRC Securities Law (last amended in March 2020), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities in China. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. Therefore, the audit working papers of our financial statements may not be fully inspected by the PCAOB without the approval of the PRC authorities. Our ADSs could still be delisted and prohibited from being traded over-the-counter under the HFCA Act determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to determine, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC adopted amendments to finalize the implementation of disclosure and documentation measures, which require us to identify, in our annual report on Form 20-F, (1) the auditors that provided opinions to the financial statements presented in the annual report, (2) the location where the auditors’ report was issued, and (3) the PCAOB ID number of the audit firm or branch that performed the audit work. If the SEC determines that we have three consecutive non-inspection years, the SEC will issue stop order to prohibit the trading of our ADSs on any U.S. stock exchange or over-the-counter market.

On December 16, 2021, the PCAOB determined that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, and indicated that it will reassess its determinations at least annually. As of the date of this prospectus, MaloneBailey is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely.

On February 4, 2022, the U.S. House of Representatives passed the America Competes Act of 2022 which includes the exact same amendments as the bill passed by the Senate. The America Competes Act however includes a broader range of legislation not related to the HFCAA in response to the U.S. Innovation and Competition Act passed by the Senate in 2021. The U.S. House of Representatives and U.S. Senate will need to agree on amendments to these respective bills to align the legislation and pass their amended bills before the U.S. President can sign into law. It is unclear when the U.S. Senate and U.S. House of Representatives will resolve the differences in the U.S. Innovation and Competition Act and the America Competes Act of 2022 bills currently passed, or when the U.S. President will sign on the bill to make the amendment into law, or at all.

The PCAOB's inability to conduct inspections in mainland China or Hong Kong prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and our investors are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors with presence in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm's audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. If we fail to meet the new listing standards before the deadline specified thereunder due to factors beyond our control, we could face possible delisting from the NYSE, cessation of trading in over-the-counter market, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our ADSs trading in the United States.

The PRC government has significant and arbitrary influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, abruptly change relevant industry landscape, or cause significant changes to, or otherwise intervene or influence, our remaining operations in mainland China at any time, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or become worthless.

We remaining operations in mainland China primarily involve the provision of administrative support to our cryptocurrency mining business as well as the provision of internal information technology services to our operating entities and mining pools outside mainland China. We have also developed Ethereum mining operation in Hong Kong, but have no plan to further expand such Hong Kong-based operation. The PRC government has significant and arbitrary influence over China-based operations of any company by allocating resources, providing preferential treatment to particular industries or companies, or imposing industry-wide policies on certain industries. The PRC government may also amend or enforce existing rules and regulation, or adopt ones, which could materially increase our compliance cost, abruptly change the relevant industry landscape, or cause significant changes to, or otherwise intervene or influence, our remaining operations in mainland China at any time. In addition, the PRC regulatory system is based in part on government policies and internal guidance, some of which are not published on a timely basis or at all, and some of which may even have a retroactive effect. We may not be aware of all non-compliance incidents at all time, and may face regulatory investigation, fines and other penalties as a result. As a result of the changes in the industrial policies of the PRC government, including the amendment to and/or enforcement of the related laws and regulations, companies with China-based operations, including us, and the industries in which we operate, face significant compliance and operational risks and uncertainties. For example, on July 24, 2021, Chinese state media, including Xinhua News Agency and China Central Television, announced a broad set of reforms targeting private education companies providing after-school tutoring services and prohibiting foreign investments in institutions providing such after-school tutoring services. As a result, the market value of certain U.S. listed companies with China-based operations in the affected sectors declined substantially. On August 30, 2021, the PRC government imposed restrictions over the provision of online gaming services to minors, aiming at curbing excessive indulgence in online gaming and protecting minors’ mental and physical health, which could adversely affect the development of the online gaming industry in China. The PRC government has also imposed severe restrictions over the operations of cryptocurrency business, which changed the entire industry landscape in China. See “—It may be or become illegal to acquire, own, hold, sell or use cryptocurrencies, participate in the blockchain, or transfer or utilize similar cryptocurrency assets in China or international markets where we operate due to adverse changes in the regulatory and policy environment in these jurisdictions.” In addition, the National Development and Reform Commission of China may classify cryptocurrency mining operations as an industry to be eliminated. We have adopted a development strategy to focus on expansion of our blockchain and cryptocurrency mining operations in international markets, and have adjusted our business operations in China, including the termination of the operations of our data centers in mainland China. These regulatory risks and uncertainties could become applicable to our Hong Kong operations if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. As of the date of this prospectus, we are not aware of any similar regulations that may be adopted to significantly curtail our remaining non-revenue generating operations in mainland China or our operations in Hong Kong. However, we may have to scale down or cease our remaining operations in mainland China and our Ethereum mining operation in Hong Kong, if the PRC government extends its influence and/or control in Hong Kong to restrict or otherwise regulate our remaining operations in mainland China and our Ethereum mining operation in Hong Kong, which may significantly disrupt our international operations and adversely affect our business, financial condition and results of operations.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries.

We are an offshore holding company incorporated in the Cayman Islands, with limited operations in mainland China. To the extent necessary, we may make loans to our PRC subsidiaries subject to the approval, registration, and filing with governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in mainland China. Any loans to our wholly foreign-owned subsidiaries in mainland China, which are treated as foreign-invested enterprises under PRC law, are subject to foreign exchange loan registrations with the National Development and Reform Commission, or the NDRC, and SAFE or its local branches. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (1) direct or indirect use for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (2) direct or indirect use for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (3) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (4) the payment of the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

In light of the various requirements imposed by PRC regulations on loans to and direct investment in entities in mainland China by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans by us to our subsidiaries in mainland China or with respect to future capital contributions by us to our subsidiaries in mainland China. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from any offering of our securities under this registration statement and any accompanied prospectus supplement, and capitalize or otherwise fund our operations in mainland China may be negatively affected. Furthermore, we cannot assure you that there will not be regulatory changes that may prevent us from transferring the cash we maintain in Hong Kong outside of PRC, or restrict our ability to deploy our cash into our business or to pay dividends in the future.

Our Hong Kong subsidiaries could become subject to more influence and/or control of the PRC government if the Hong Kong legal system becomes more integrated into the PRC legal system.

Hong Kong is currently a separate jurisdiction from mainland China. The national laws and regulations of the PRC, including but not limited to Cybersecurity Review Measures and other PRC regulations, are not applicable in Hong Kong, except for those listed in the Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”). However, such list of national laws and regulations that are applicable in Hong Kong can be expanded by amendment to the Basic Law. There is no assurance that (1) the Basic Law will not be further amended to apply more PRC laws and regulations in Hong Kong, or (2) the PRC and/or Hong Kong government will not take other actions to promote the integration of Hong Kong legal system into the PRC legal system. Our Hong Kong subsidiaries could be subject to more influence and/or control of the PRC government or even direct oversight or intervention thereof if the Hong Kong legal system becomes more integrated into the PRC legal system. We cannot assure you that our Hong Kong subsidiaries will not be exposed to the similar regulatory and/or policy risks and uncertainties faced by our subsidiaries in mainland China in the future, in which case, our Hong Kong-based operations could be materially and adversely affected.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on foreign laws, and therefore you may not be afforded the same protection as provided to investors in U.S. domestic companies.

We are an exempted company incorporated under the laws of the Cayman Islands and conduct all of our revenue-generating operations outside of mainland China. However, our remaining operations in mainland China involve the provision of administrative support to our cryptocurrency mining business as well as the provision of internal information technology services to our operating entities and mining pools outside mainland China. In addition, certain of our executive officers and directors are PRC nationals and reside within China for a significant portion of the time.  All or a substantial portion of the assets of these persons are also located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against us, our assets, our directors and officers or their assets. Therefore, you may not be able to enjoy the same protection provided by various U.S. authorities as it is provided to investors in U.S. domestic companies. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities.”

Risks Related to the Offering of Securities

The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.

The M&A Rules requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies. On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), which propose to require PRC companies and their overseas special purpose vehicles with the VIE structures to register with CSRC and meet compliance rules before listing in overseas markets.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, JunZeJun Law Offices, that the CSRC approval is not required in the context of any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement because (1) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; (2) each of our wholly foreign-owned subsidiaries in mainland China was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest, and the acquisition of Loto Shenzhen through the acquisition of Loto Interactive was not subject to the M&A Rules; and (3) we do not maintain a VIE structure or conduct revenue-generating business in China. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for any such offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our remaining operations in mainland China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from any such offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in mainland China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt any such offering before the settlement and delivery of the ADSs that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals or clearances for any such offering, we may be unable to obtain a waiver of such approval requirements.

On July 6, 2021, General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the State Council issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and the CSRC issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments. These draft measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (1) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (2) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. Theses draft measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

There are substantial uncertainties as to whether these draft measures to regulate direct or indirect overseas offering and listing would be further amended, revised or updated, their enactment timetable and final content. As the CSRC may formulate and publish guidelines for filings in the future, these draft measures did not provide for detailed requirements of the substance and form of the filing documents. In a Q&A released on CSRC’s official website on December 24, 2021, the respondent CSRC official indicated that the proposed new filing requirement will start with new issuers and listed companies seeking follow-on financing and other financing activities. As for the filings for other listed companies, the regulator will grant adequate transition period and apply separate arrangements. The Q&A also pointed out that, if compliant with relevant PRC laws and regulations, companies with compliant VIE structure may seek overseas listing after completion of the CSRC filings. Nevertheless, the Q&A did not specify what would qualify as a “compliant VIE structure” and what relevant PRC laws and regulations are required to be complied with. Given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that, if this were ever required for companies with former VIE structure like us, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all.

On January 4, 2022, the CAC announced the adoption of the Cybersecurity Review Measures, which stipulate that effective February 15, 2022, online platforms and network providers possessing personal information of more than one million individual users must undergo a cybersecurity review by the CAC when they seek listing in foreign markets. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future.

As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. We have not obtained the approval or clearance from either the CSRC or the CAC for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and as advised by our PRC counsel, JunZeJun Law Offices, we do not believe that such approval or clearance is necessary under these circumstances or for the time being. We cannot assure you, however, that the regulators will not take a contrary view or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. We don’t believe that such approval or clearance is required under these circumstances or for the time being for our Hong Kong subsidiaries. If the PRC government takes the view that these approvals shall be obtained, or clearance procedures shall be completed, by companies with operations in Hong Kong, we face uncertainties as to whether such approval can be timely obtained, or procedure can be timely completed, or at all. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices for corporate governance matters that differ significantly from the NYSE corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance listing standards.

Our ADSs are listed on the NYSE. The NYSE corporate governance listing standards permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NYSE corporate governance listing standards. For example, Cayman Islands does not require us to comply with the following corporate governance listing standards of the NYSE: (1) having the majority of our board of directors composed of independent directors, (2) having a minimum of three members in our audit committee, (3) holding annual shareholders' meetings, (4) having a compensation committee composed entirely of independent directors, (5) having a nominating and corporate governance committee composed entirely of independent directors; and (6) requiring shareholder approval of any transaction involving the issuance of 20% or more of our outstanding ordinary shares or 20% of the voting power outstanding before the issuance, subject to certain exceptions. In connection with the sales of securities to selling shareholders identified in this prospectus, we have applied for and obtained exemption from the shareholder approval requirement under the NYSE rules, and we may claim other exemptions without notifying the investors in the future. As a result, you may not be provided with the benefits of certain corporate governance requirements of the NYSE.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

We will not receive any proceeds from the sale of securities by the selling shareholders. We may receive up to approximately US$68.1 million in aggregate proceeds from cash exercises of the warrants based on an exercise price equivalent to US$6.81 per ADS. Any proceeds we receive from cash exercise of the warrants will be used to acquire additional mining machines, build new data centers outside China, expand infrastructure, and improve working capital position.

PRIVATE PLACEMENT OF CLASS A ORDINARY SHARES AND WARRANTS

On July 12, 2021, we entered into a securities purchase agreement with certain investors, pursuant to which we agreed to issue and sell to such investors (1) an aggregate of 100,000,000 Class A ordinary shares and (2) warrants to purchase up to an additional 100,000,000 Class A ordinary shares, at a purchase price equivalent to US$5.00 per ADS, with one warrant included in the price of each Class A ordinary share. The warrants have a term of three years, and will become exercisable six months after the date of issuance, with an exercise price equivalent to US$6.81 per ADS.

On July 16, 2021, we consummated the transaction and issued (1) 100,000,000 Class A ordinary shares and (2) warrants to purchase up to 100,000,000 Class A ordinary shares, for aggregate proceeds of US$50,000,000. Pursuant to the transaction documents, we may not effect an exercise of the warrants to the extent that, as a result of such exercise, any investor would beneficially own more than 4.99% or 9.99% of the number of Class A ordinary shares outstanding immediately after giving effect to the issuance of Class A ordinary shares issuable upon exercise of such warrants.

H.C. Wainwright & Co. (“H.C.W.”) acted as the sole placement agent for the transaction. On July 16, 2021, we issued to designees of H.C.W. warrants to purchase up to 4,840,000 Class A ordinary shares on substantially the same term as warrants issued to the investors. The investors and designees of H.C.W. are identified as the selling shareholders in this prospectus.

The private placement was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, under Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

Registration Rights

On July 12, 2021, we entered into a registration rights agreement with the investors in connection with the issuance and sale of the securities, whereby we agreed to file a registration statement with the SEC within 20 days thereafter. We are required to use best efforts to have such registration statement declared effective by the SEC within 45 days after filing (in the case of “no review” by the SEC) or 90 days after filing (in the case of “full review” by the SEC). We have agreed to pay the expenses in connection with the filing of such registration statement.

We shall use our best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (1) the date on which all Class A ordinary shares issued in the private placement and issuable upon the exercise of warrants covered by the registration statement have been sold or (2) the date on which such securities may be sold without restriction pursuant to Rule 144 of the Securities Act.

Pursuant to the terms of the registration rights agreements, we are registering (1) the 100,000,000 Class A ordinary shares and (2) the 100,000,000 Class A ordinary shares, which may be issuable upon the exercise of the warrants, in the registration statement which includes this prospectus. We are also registering the 4,840,000 Class A ordinary shares issuable upon the exercise of warrants held by designees of H.C.W.

SELLING SHAREHOLDERS

This prospectus relates to the proposed resale from time to time by the selling shareholders of up to 204,840,000 Class A ordinary shares to be represented by ADSs, consisting of (1) up to 100,000,000 Class A ordinary shares acquired by them pursuant to a securities purchase agreement dated July 12, 2021, and (2) up to 104,840,000 Class A ordinary shares issuable upon exercise of the warrants dated July 16, 2021. For details, see “Private Placement of Class A Ordinary Shares and Warrants.”

The following table, to our knowledge, sets forth information regarding the beneficial ownership of our ordinary shares of the each of selling shareholders identified below upon completion of the private placement of Class A Ordinary Shares. Any changed or new information given to us by each selling shareholder will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary. As of the date of this prospectus, we had 710,143,169 ordinary shares issued and outstanding, including (1) 710,078,070 Class A ordinary shares, (2) 65,000 Class A preference shares, and (3) 99 Class B ordinary shares, excluding the treasury shares and the ordinary shares reserved for issuance under our 2021 Share Incentive Plan. Unless otherwise specified, beneficial ownership is determined in accordance with the rules of the SEC. The information provided in the table below is based in part on information provided by or on behalf of the respective selling shareholder. The selling shareholders may sell less than all of the Class A ordinary shares listed in the following table.

	Ordinary Shares Beneficially Owned Before the Offering					Maximum Class A Ordinary Shares to be Offered	Ordinary Shares Beneficially Owned After the Offering
	Number of Class A ordinary shares	Number of Class A preference shares	Number of Class B ordinary shares	% of total ordinary shares**	% of aggregate voting powers**	Number	Number of Class A ordinary shares	Number of Class A preference shares	Number of Class B ordinary shares	% of total ordinary shares	% of aggregate voting powers
Selling Shareholder:
Sabby Volatility Warrant Master Fund, Ltd.(1)	40,000,000	—	—	4.9	2.9	40,000,000	—	—	—	—	—
Hudson Bay Master Fund Ltd.(2)	17,600,000	—	—	2.2	1.3	17,600,000	—	—	—	—	—
District 2 Capital Fund LP(3)	8,800,000	—	—	1.1	*	8,800,000	—	—	—	—	—
Bigger Capital Fund LP(4)	8,800,000	—	—	1.1	*	8,800,000	—	—	—	—	—
Armistice Capital Master Fund Ltd.(5)	17,600,000	—	—	2.2	1.3	17,600,000	—	—	—	—	—
Anson Investments Master Fund LP (6)	13,200,000	—	—	1.6	*	13,200,000	—	—	—	—	—
Anson East Master Fund LP (7)	4,400,000	—	—	*	*	4,400,000	—	—	—	—	—
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (8)	17,600,000	—	—	2.2	1.3	4,400,000	—	—	—	—	—
Vine Grass Garden Limited (9)	36,000,000	—	—	4.4	2.7	36,000,000	—	—	—	—	—
Ancient Ark Century Limited(10)	36,000,000	—	—	4.4	2.7	36.000,000	—	—	—	—	—
Noam Rubinstein (11)	1,524,600	—	—	*	*	1,524,600	—	—	—	—	—
Craig Schwabe (12)	163,350	—	—	*	*	163,350	—	—	—	—	—
Michael Vasinkevich (13)	3,103,650	—	—	*	*	3,103,650	—	—	—	—	—
Charles Worthman (14)	48,400	—	—	*	*	48,400	—	—	—	—	—
Total	204,840,000	—	—	25.2	15.1	204,840,000	—	—	—	—	—

*Less than 1%.

**Calculation based on 814,983,169 ordinary shares issued and outstanding, consisting of (1) 710,143,169 ordinary shares issued and outstanding, and (2) the issuance of 104,840,000 Class A ordinary shares upon full exercise of the warrants.

(1) Represents (i) 20,000,000 Class A ordinary shares beneficially owned by Sabby Volatility Warrant Master Fund, Ltd., and (ii) 20,000,000 Class A ordinary shares issuable upon the exercise of a warrant. The address of Sabby Volatility Warrant Master Fund, Ltd. is 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(2) Represents (i) 8,800,000 Class A ordinary shares beneficially owned by Hudson Bay Master Fund Ltd., and (ii) 8,800,000 Class A ordinary shares issuable upon the exercise of a warrant. The address of Hudson Bay Master Fund, Ltd. is 777 Third Avenue, 30th Floor, New York, NY 10017.

(3) Represents (i) 4,400,000 Class A ordinary shares beneficially owned by District 2 Capital Fund LP, and (ii) 4,400,000 Class A ordinary shares issuable upon the exercise of a warrant. The address of District 2 Capital Fund LP is 175 W Carver Street, Huntington, NY 11743.

(4) Represents (i) 4,400,000 Class A ordinary shares beneficially owned by Bigger Capital Fund LP, and (ii) 4,400,000 Class A ordinary shares issuable upon the exercise of a warrant. The address of Bigger Capital Fund LP is 11434 Glowing Sunset LN, Las Vegas, NV, 89135.

(5) Represents (i) 8,800,000 Class A ordinary shares beneficially owned by Armistice Capital Master Fund Ltd., and (ii) 8,800,000 Class A ordinary shares issuable upon the exercise of a warrant. The address of Armistice Capital Master Fund Ltd. is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(6) Represents (i) 6,600,000 Class A ordinary shares beneficially owned by Anson Investments Master Fund LP, and (ii) 6,600,000 Class A ordinary shares issuable upon the exercise of a warrant. The address of Anson Investments Master Fund LP is 155 University Avenue, Suite 207, Toronto, Ontario, Canada, M5H 3B7.

(7) Represents (i) 2,200,000 Class A ordinary shares beneficially owned by Anson East Master Fund LP, and (ii) 2,200,000 Class A ordinary shares issuable upon the exercise of a warrant. The address of Anson East Master Fund LP is 155 University Avenue, Suite 207, Toronto, Ontario, Canada, M5H 3B7.

(8) Represents (i) 8,800,000 Class A ordinary shares beneficially owned by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, and (ii) 8,800,000 Class A ordinary shares issuable upon the exercise of a warrant. The address of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is 222 Broadway, 19th Floor, New York, NY 10038.

(9) Represents (i) 18,000,000 Class A ordinary shares beneficially owned by Vine Grass Garden Limited, and (ii) 18,000,000 Class A ordinary shares issuable upon the exercise of a warrant. The address of Vine Grass Garden Limited is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(10) Represents (i) 18,000,000 Class A ordinary shares beneficially owned by Ancient Ark Century Limited, and (ii) 18,000,000 Class A ordinary shares issuable upon the exercise of a warrant. The address of Ancient Ark Century Limited is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(11) Represents 1,524,600 Class A ordinary shares issuable upon the exercise of a warrant. Mr. Rubinstein has a business address at c/o. H.C. Wainwright & Co. LLC, 430 Park Avenue, New York, NY 10022. Mr. Rubinstein is an associated person of H.C. Wainwright &Co. LLC, which served as our placement agent for the July 2021 private placement.

(12) Represents 163,350 Class A ordinary shares issuable upon the exercise of a warrant. Mr. Schwabe has a business address at c/o. H.C. Wainwright & Co. LLC, 430 Park Avenue, New York, NY 10022. Mr. Schwabe is an associated person of H.C. Wainwright &Co. LLC, which served as our placement agent for the July 2021 private placement.

(13) Represents 3,103,650 Class A ordinary shares issuable upon the exercise of a warrant. Mr. Vasinkevich has a business address at c/o. H.C. Wainwright & Co. LLC, 430 Park Avenue, New York, NY 10022. Mr. Vasinkevich is an associated person of H.C. Wainwright &Co. LLC, which served as our placement agent for the July 2021 private placement.

(14) Represents 48,400 Class A ordinary shares issuable upon the exercise of a warrant. Mr. Worthman has a business address at c/o. H.C. Wainwright & Co. LLC, 430 Park Avenue, New York, NY 10022. Mr. Worthman is an associated person of H.C. Wainwright &Co. LLC, which served as our placement agent for the July 2021 private placement.

The selling shareholders may sell our Class A ordinary shares, including those represented by ADSs, held by it to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” The selling shareholders may also sell, transfer or otherwise dispose of some or all our Class A ordinary shares held by it in transactions exempt from the registration requirements of the Securities Act.

We or the selling shareholders will provide you with a prospectus supplement, which will supplement disclosure on whether the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

•	Class A ordinary shares, including Class A ordinary shares represented by ADSs;

•	preferred shares;

•	debt securities;

•	warrants; and.

•	units.

The following is a description of the terms and provisions of our Class A ordinary shares, the ADSs, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the Class A ordinary shares (including Class A ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, and the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$100,000 divided into (1) 1,599,935,000 Class A ordinary shares of par value US$0.00005 each, (2) 65,000 Class A preference shares of par value US$0.00005 each, and (3) 400,000,000 Class B ordinary shares of par value US$0.00005 each. As of the date of this prospectus, we have 710,143,169 ordinary shares issued and outstanding, consisting of (1) 710,078,070 Class A ordinary shares, (2) 65,000 Class A preference shares, and (3) 99 Class B ordinary shares, excluding the treasury shares and the ordinary shares reserved for issuance under our 2021 Share Incentive Plan.

The following are summaries of material provisions of our current memorandum and articles of association in effect as of the date of this prospectus insofar and the Companies Act as they relate to the material terms of our ordinary shares. You should read our current memorandum and articles of association, which was filed as an exhibit to our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 7, 2022. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Ordinary Shares

General

Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our current memorandum and articles of association provide that the company shall only issue non-negotiable and not bearer of negotiable shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

•	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (1) the amount paid or agreed to be considered as paid, on the shares of each member, (2) the number and category of shares held by each member, and (3) whether each relevant category of shares held by a member carries voting rights under the articles of association of our company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors.

Voting Rights

Subject to any special rights or restrictions as to voting for the time being attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote on a show of hands, and on a poll (1) every shareholder holding Class A ordinary shares present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) shall have one vote for each fully paid Class A ordinary share of which such shareholder is the holder, (2) every shareholder holding Class A preference shares present in person or by proxy (or, in the case of a shareholder being a corporation, by its dully appointed representative) shall have 10,000 votes for each fully paid Class A preference share of which such shareholder is the holder, and (3) every shareholder holding Class B ordinary shares present in person or by proxy (or in the case of a shareholder being a corporation, by its duly appointed representative) shall have 10 votes for each fully paid Class B ordinary share of which such shareholder is the holder. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy holding at least one-tenth of the paid-up shares given a right to vote at the meeting or one-tenth of the total voting rights entitled to vote at the meeting, present in person or by proxy.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes cast in a general meeting, while a special resolution requires the affirmative vote of no less than three-fourths of votes cast in a general meeting. A special resolution is required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions contained in our memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our company has a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	the ordinary shares transferred are fully paid and free of any lien in favor of us;

•	any fee related to the transfer has been paid to us;

•	the transfer is not to more than four joint holders; and

•	a fee of such maximum sum as the New York Stock Exchange, or the NYSE, may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to our company in respect thereof.

If our directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

General Meetings and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. We, however, hold an annual shareholders’ meeting during each fiscal year, as required by the rules of the NYSE.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding not less than one-third of our voting share capital to requisition an extraordinary general meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who collectively hold no less than one-third of our voting share capital. Advance notice of at least 14 days is required for the convening of our annual general meeting and other shareholders’ meetings.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors or by a special resolution of our shareholders.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may, be materially adversely varied or abrogated with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or with the consent in writing of the holders of not less than three-fourths of the issued shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of three-fourths of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied or abrogated by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Additionally, on the requisition of shareholders holding not less than one-third of our voting share capital, the board shall convene an extraordinary general meeting. Advance notice of at least 14 days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

Election and Removal of Directors

Unless otherwise determined by our company in the general meeting, our memorandum and articles of association provide that our board consists of not less than two directors. There are no provisions relating to retirement of directors upon reaching any age limit.

The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board, subject to our company’s compliance with director nomination procedures required under the NYSE Rules, as long as our shares or the ADSs, are listed on the NYSE, and provided that any candidate for the appointment must be nominated by the nominating and corporate governance committee of our board of directors.

Our memorandum and articles of association provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum are appointed by shareholders by a simple majority of the votes cast on the resolution.

A director may be removed with or without cause by a shareholder resolution which has been passed by at least a simple majority of the votes cast by the shareholders having a right to attend and vote at such meeting.

Proceedings of Board of Directors

Our memorandum and articles of association provide that our business is to be managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

Our memorandum and articles of association provide that the board may from time to time at its discretion exercise all powers of our company to raise or borrow money, to mortgage or charge all or any part of the undertaking, property and uncalled capital of our company and, subject to the Companies Act, issue debentures, debenture stock and other securities of our company whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association, the register of mortgages and charges, and copies of any special resolutions passed by our shareholders). However, we in our memorandum and articles of association provide our directors the power to allow our shareholders to inspect our list of shareholders and to receive annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our Memorandum of Association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Act, we may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

Issuance of Additional Ordinary Shares and Preferred Shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our memorandum and articles of association authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Conversion Rights Attaching to the Shares

Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible under any circumstances. Class A preference shares are not convertible into Class A ordinary shares or Class B ordinary shares.

Difference Between Class A, Class B Ordinary Shares, and Class A Preference Shares

The difference among the Class A ordinary shares, Class B ordinary shares, and Class A preference shares are the special voting and conversion rights attached to the Class B ordinary shares and Class A preference shares as disclosed above.

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount, if any, unpaid by the shareholder on the shares of our company, provided that the memorandum and articles of association contains a declaration that the liability of the member is so limited. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, we currently intend to continue to comply with the NYSE rules in lieu of following home country practice. The NYSE rules require that every company listed on NYSE hold an annual general meeting of shareholders. In addition, our articles of association allow directors to call an extraordinary general meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States.

	Cayman Islands	Delaware

Title of Organizational Documents	Memorandum and Articles of Association	Certificate of Incorporation and Bylaws

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of the company and its stockholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

Limitations on Personal Liability of Directors	The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director for money damages to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, unlawful payment of dividends or unlawful stock repurchase or redemption. In addition, an exculpatory provision with terms described in the previous sentence cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

	Cayman Islands	Delaware

Indemnification of Directors, Officers, Agents and Others

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, willful default or fraud which may attach to such directors or officers. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.
Interested Directors	Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his or her interest, provided that in exercising any such vote, such director’s duties remain as described above.	Under Delaware law, a transaction in which a director has an interest is not void or voidable solely because such interested director is present at or participates in the meeting that authorizes the transaction if: (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders; or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board, or the stockholders. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

	Cayman Islands	Delaware

Voting Requirements

As a matter of Cayman Islands law, certain matters must be approved by special resolution of the shareholders, including amending or adopting memorandum or articles of association of a Cayman Islands company, reduction of share capital, change of name, authorization of a plan of merger, voluntary winding up of the company or the recalling of the voluntary liquidation of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting. Our memorandum and articles of association require that a special resolution be passed by a majority of not less than three-fourths of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions. Our memorandum and articles of association provide that an ordinary resolution is a resolution (1) passed by a simple majority of such shareholders as, being entitled to do so, vote in person (or, where proxies are allowed, by proxy) at a general meeting and regard shall be had in computing a majority to the number of votes to which each shareholder is entitled or (2) approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders and the effective date of the resolution so adopted shall be the date on which the instrument (or the last of such instruments, if more than one) is executed.

Under Delaware law, each stockholder is entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date, unless otherwise provided in a corporation’s certificate of incorporation. Except as otherwise provided under the Delaware General Corporation Law or by the corporation’s certificate of incorporation or bylaws, under Delaware law, all matters brought before a meeting of stockholders at which a quorum is present (other than the election of directors) require the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at that meeting. Certain matters for stockholder approval, including the approval of certain merger agreements, certain amendments to the certificate of incorporation, and the sale, lease, or exchange of all or substantially all of the corporation’s assets will require approval of the holders of a majority of the outstanding capital stock. The certificate of incorporation may also include a provision requiring supermajority approval by the directors or stockholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested stockholders of publicly traded corporations may require approval by a supermajority of the non-interested stockholders.

Voting for Directors	Our memorandum and articles of association provide that our directors may be appointed by a resolution of our board of directors to fill a casual vacancy on the board of directors or as an addition to the board of directors or by an ordinary resolution of our shareholders.	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

	Cayman Islands	Delaware

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands.

Our memorandum and articles of association do not provide for cumulative voting on the election of the directors as described above.

Under the Delaware law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

Directors’ Powers Regarding Bylaws	Our memorandum and articles of association may only be amended by a special resolution of the shareholders of the company.	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.

Nomination and Removal of Directors and Filling Vacancies on Board

Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association. Our memorandum and articles of association provide that directors may be removed with or without cause, by an ordinary resolution of our shareholders.

In addition, a director’s office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) is found to be or becomes of unsound mind or dies; (3) resigns his office by notice in writing to the company; (4) without special leave of absence from the board of directors, is absent from meetings of the board of directors for three consecutive meetings and the board of directors resolves that his office be vacated; or (5) is removed from office pursuant to any other provisions of our memorandum and articles of association.

Stockholders may generally nominate directors if they comply with any applicable advance notice provisions and other procedural requirements in company bylaws.

Holders of a majority of the shares then entitled to vote at an election of directors may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation or bylaws, directorship vacancies may be filled by a majority of the directors elected or then in office, or by the stockholders.

	Cayman Islands	Delaware

Mergers and Similar Arrangements	The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

		●	the merger agreement does not amend in any respect its certificate of incorporation;
		●	each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

		●	either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

Cayman Islands		Delaware

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

	Cayman Islands		Delaware

Shareholder Suits	Generally legal proceedings can be originated in the Grand Court of the Cayman Islands. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge:		Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

	●	an act which is illegal or ultra vires;

	●	an action which requires a resolution with a qualified or special majority which has not been obtained; and

	●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of the register of members or other corporate records (other than the memorandum and articles of association, the register of mortgages and charges, and copies of any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s articles of association.

Holders of our ordinary shares do not have general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our directors are empowered to allow our shareholders to inspect our list of shareholders and to receive annual audited financial statements.

Under Delaware law, stockholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of lists of stockholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation. A complete list of the stockholders entitled to vote at a stockholders’ meeting generally must be available for stockholder inspection at least ten days before the meeting.

	Cayman Islands	Delaware

Shareholder Proposals and Calling of Special Shareholder Meetings

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding not less than one-third of our voting share capital to requisition a special meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. We, however, hold an annual shareholders’ meeting during each fiscal year, as required by NYSE rules.

Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which stockholders may bring business before a meeting.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of stockholders.

Approval of Corporate Matters by Written Consent	Cayman Islands law and our memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, stockholders may take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders.

	Cayman Islands	Delaware

Dissolution; Winding Up

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands and our memorandum and articles of association, our company may be dissolved, liquidated or wound up by special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debt as they become due.

Under Delaware law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. A Delaware corporation may also be dissolved by decree or judgment of a Delaware court in certain circumstances.
Variation of Rights of Shares	Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, we may materially adversely vary the rights attached to any class only with the consent in writing of the holders of a majority of not less than three-fourths of the issued shares of that class or the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.	Under Delaware law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Dividends and Stock Repurchases	The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our memorandum and articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.	The Delaware General Corporation Law provides that, subject to any restrictions in a corporation’s certificate of incorporation, dividends may be declared from the corporation’s surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year, and Delaware common law also imposes a solvency requirement with respect to the payment of dividends. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, applicable Delaware statutory and common law generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation and only if the corporation is solvent at the time of the redemption or repurchase, and the redemption or repurchase would not render the corporation insolvent.

	Cayman Islands	Delaware

Transactions with Interested Shareholders

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of 10 Class A ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “—Jurisdiction and Arbitration.”

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

●	Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

●	Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●	Shares. For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

●	Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

●	Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

●	Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.

The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 21 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
• To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)	Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

•	Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

•	Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

•	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

•	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 60 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

●	are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

●	are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

●	are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

●	are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

●	disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Jurisdiction and Arbitration

The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have non-exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

●	satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

●	compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges;

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

●	for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF PREFERRED SHARES

Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

As of the date of this prospectus, we have issued 65,000 Class A preference shares to Good Luck Information, an entity controlled by Mr. Man San Vincent Law, our founder and executive director. Each Class A preference share is entitled to 10,000 votes. The Class A preference shares are not entitled to receive dividends and cannot be converted into Class A ordinary shares, Class B ordinary shares, or ADSs. Upon any transfer of Class A preference shares by Good Luck Information to any person or entity which is not its affiliate, or when Good Luck ceases to be controlled by any person holding executive office in or being a member of our board of director, the Class A preference shares shall cease to have any voting right. If Mr. Man San Vincent Law ceases to serve as our director, we shall be entitled to redeem all of the Class A preference shares at US$1.0 per share.

The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors' resolution, an officers' certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

•	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

•	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the indenture with respect to the debt securities;

•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•	a discussion of material income tax considerations applicable to the debt securities;

•	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the offering price;

•	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, ADSs, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,” “Description of American Depositary Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We or each of the selling shareholders may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

•	any terms of the offering;

•	any underwriter, dealers or agents;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any exchange on which the securities will be listed.

If we or the selling shareholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We or the selling shareholders may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We or the selling shareholders may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us or the selling shareholders.

If dealers are used in the sale of securities offered through this prospectus, we or the selling shareholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We or the selling shareholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We or the selling shareholders may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholder. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We or the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us or the selling shareholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or the selling shareholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or the selling shareholders in the ordinary course of their businesses.

If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Class A ordinary shares represented by ADSs, which are listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us or the selling shareholders in the offering. If the underwriters have an over-allotment option to purchase additional securities from us or the selling shareholders, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

We or the selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

TAXATION

The following summary of the material Cayman Islands, PRC and United States federal income tax consequences of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. The following summary does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in ADSs. In particular, the discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the PRC and the federal tax law of the United States. Accordingly, you should consult your own tax advisor regarding the tax consequences of an investment in the ADSs. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of JunZeJun Law Offices, our PRC legal counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

PRC Taxation

Under the Enterprise Income Tax Law, or EIT Law and its implementation rules, an enterprise established outside of China with a “de facto management body” within China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Taxation Administration of the PRC, or SAT, issued SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in SAT Circular 82 may reflect the general position of SAT on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (1) the primary location of the day-to-day operational management is in China; (2) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (4) at least 50% of voting board members or senior executives habitually reside in China.

We do not believe that our Cayman Islands holding company meets all of the conditions above. Our Cayman Islands holding company is not a PRC resident enterprise for PRC tax purposes. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained outside China. For the same reasons, we believe our other subsidiaries outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

JunZeJun Law Offices, our legal counsel as to PRC law, has advised us that if the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders(including the ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders (including the ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of our Cayman Islands holding company would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that our Cayman Islands holding company is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company is not deemed to be a PRC resident enterprise, holders of the ADSs and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or ADSs. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed thereunder.

United States Federal Income Taxation

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of the ADSs or ordinary shares by a U.S. Holder, as defined below, that acquires the warrants, ADSs or ordinary shares in any offering pursuant to this registration statement and any accompanied prospectus supplement, and holds the warrants, ADSs or ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to different interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position.

This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules, including:

•	financial institutions;

•	insurance companies; regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders in securities or other persons that elect mark-to-market treatment;

•	partnerships or other pass-through entities and their partners or investors;

•	tax-exempt organizations (including private foundations);

•	investors that own (directly, indirectly, or constructively) 10% or more of our stock by vote or value;

•	investors that hold their warrants, ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction);

•	investors that have a functional currency other than the U.S. dollar; or

•	investors required to accelerate the recognition of any item of gross income with respect to our warrants, ADSs or Class A ordinary shares as a result of such income being recognized on an applicable financial statement.

In addition, this discussion does not address any state, local, alternative minimum tax, or non-United States tax considerations, or the Medicare contribution tax on net investment income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in the warrants, ADSs or ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the warrants, ADSs or ordinary shares that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the warrants, ADSs or ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding the warrants, ADSs or ordinary shares are urged to consult their tax advisors regarding an investment in the warrants, ADSs or ordinary shares.

For United States federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to United States federal income tax.

Passive foreign investment company considerations

A non-United States corporation, such as our company, will be classified as a “passive foreign investment company,” or PFIC, for United States federal income tax purposes, if, in the case of any particular taxable year, either (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50%or more of its average quarterly assets during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other non-U.S. corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

The determination of whether we will be or become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets, the characterization of our income and assets for U.S. income tax purposes, and the value of our assets from time to time, including, in particular the value of our goodwill and other unbooked intangibles (which may depend upon the market value of the ADSs or ordinary shares from time-to-time and may be volatile). The characterization of cryptocurrency assets and income from mining cryptocurrency for U.S. income tax purposes is not clear. In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be classified as a PFIC for the current or future taxable years. It is also possible that the IRS, may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current or one or more future taxable years.

The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where we retain significant amounts of liquid assets including cash raised in this offering, or if our affiliated entities were not treated as owned by us for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Based upon our current income and assets (taking into account the proceeds from offerings pursuant to this registration statement and any accompanied prospectus supplement) and projections as to the value of the ADSs and ordinary shares following the offering, and assuming that income from mining cryptocurrency is considered active for U.S. federal income tax purposes, we do not presently expect to be classified as a PFIC for the current taxable year. However, because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. If we were classified as a PFIC for any year during which a U.S. holder held the ADSs or ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. holder held the ADSs or ordinary shares.

The discussion below under “Dividends” and “Sale or Other Disposition of ADSs or Ordinary Shares” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are classified as a PFIC for the current taxable year or any subsequent taxable year are discussed below under “Passive Foreign Investment Company Rules.”

Taxation of Our ADSs or Ordinary Shares

Dividends

Subject to the PFIC rules described below, any cash distributions (including the amount of any PRC tax withheld) paid on the ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution will generally be treated as a “dividend” for United States federal income tax purposes. Under current law, a non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at the lower applicable net capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period and other requirements are met.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (1) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (2) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. As of the date of this prospectus, our ADSs are listed on the New York Stock Exchange and are readily tradable on an established securities market in the United States, and we are a qualified foreign corporation with respect to dividends paid on the ADSs. Since we do not expect that our ordinary shares will be listed on established securities markets, it is unclear whether dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for the reduced tax rate.

There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. In the event we are deemed to be a PRC resident enterprise under the EIT Law, we may be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “United States-PRC income tax treaty”) (which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose), in which case we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares or ADSs. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

For United States foreign tax credit purposes, dividends paid on the ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the EIT Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on the ADSs or ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or other disposition of ADSs or ordinary shares

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss, if any, upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term gain or loss if the ADSs or ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate tax payers are currently eligible for reduced rates of taxation. In the event that we are treated as a PRC resident enterprise under the EIT Law, and gain from the disposition of the ADSs or ordinary shares is subject to tax in China, such gain may be treated as PRC source gain for foreign tax credit purposes under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of the ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive foreign investment company rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares, unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether were main a PFIC, on (1) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (2) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or ordinary shares. Under the PFIC rules:

•	ADSs or ordinary shares;

•	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC, or a pre-PFIC year, will be taxable as ordinary income; and

•	the amount allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares and any of our non-United States subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to the ADSs, provided that the ADSs are “regularly traded” (as specially defined) on the New York Stock Exchange. No assurances may be given regarding whether the ADSs will qualify, or will continue to be qualified, as being regularly traded in this regard. If a mark-to-market election is made, the U.S. Holder will generally (1) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and(2) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ADSs will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Because our ordinary shares are not listed on a stock exchange, U.S. Holders will not be able to make a mark-to-market election with respect to our ordinary shares.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to the ADSs may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries that is classified as a PFIC.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFIC as described above.

As discussed above under “Dividends,” dividends that we pay on the ADSs or ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns the ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must file an annual information return with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing ADSs or ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Taxation of the warrants

Sale or other taxable disposition of warrants

Upon the sale, exchange or other taxable disposition of a warrant, in general, a U.S. Holder will recognize taxable gain or loss measured by the difference, if any, between (1) the amount of cash and the fair market value of any property received upon such taxable disposition, and (2) such U.S. Holder’s adjusted tax basis in the warrant. Such gain or loss generally will be taxed as described above under “—Sale or other disposition of ADSs or ordinary shares.” It is not entirely clear how various aspects of the rules described above in “—Passive foreign investment company rules” would apply to the sale of a warrant. However, a U.S. Holder may not make a mark-to-market election or a qualified electing fund election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of warrants and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally would be treated as an excess distribution, taxed as described above. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their ownership of warrants.

Exercise of warrants

Upon the exercise of a warrant for cash, in general, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes. A U.S. Holder’s initial tax basis in Class A ordinary shares received will equal such U.S. Holder’s adjusted tax basis in the warrant exercised. A U.S. Holder’s holding period for Class A ordinary shares received on exercise generally will commence on the day of exercise.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of warrants into our Class A ordinary shares. The U.S. federal income tax treatment of a cashless exercise of warrants into our Class A ordinary shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants. If we are a PFIC while a U.S. Holder holds warrants and the U.S. Holder exercises the warrants to purchase ADSs or ordinary shares, the holding period over which any income realized is allocated includes the holding period of the warrants.

Expiration of warrants

A U.S. Holder who allows a warrant to expire will generally recognize a loss for U.S. federal income tax purposes equal to the adjusted tax basis of the warrant. In general, such a loss will be a capital loss, and will be a short-term or long-term capital loss depending on the holder’s holding period for the warrant.

Certain adjustments to the warrants

Under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to U.S. Holders if, and to the extent that, such adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See above under “—Dividends” and “—Passive foreign investment company rules”.

Information reporting

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares and warrants issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on and proceeds from the sale or other disposition of the warrants, ADSs or ordinary shares. Information reporting will apply to payments of dividends on, and to proceeds from the sale or other disposition of, warrants, ordinary shares or ADSs by a paying agent within the United States to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, warrants, ordinary shares or ADSs within the United States to a U.S. Holder (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We were incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement under the federal securities laws of the United States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement under the securities laws of the State of New York.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and JunZeJun Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands

Maples and Calder (Hong Kong) LLP has informed us that it is uncertain whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. In addition, Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or penalty, (5) was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

China

JunZeJun Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. JunZeJun Law Offices has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there existed no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs, preferred shares, and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by JunZeJun Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering. Wilson Sonsini Goodrich & Rosati, Professional Corporation may reply upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law. Wilson Sonsini Goodrich & Rosati, Professional Corporation and Maples and Calder (Hong Kong) LLP may reply upon JunZeJun Law Offices with respect to matters governed by PRC law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Blockchain Alliance Technologies Limited and its subsidiaries as of and for the years ended December 31, 2019 and 2020 incorporated in this prospectus by reference to our Current Report on Form 6-K furnished with the SEC on July 30, 2021, and the financial statements of Alliance International Technologies Limited (formerly, Blockchain Alliance Technologies Limited) as of December 31, 2020, and the results of its operations and its cash flows for the year ended December 31, 2020 and the period from January 1, 2021 to April 15, 2021 incorporated in this prospectus by reference to our Current Report on Form 6-K furnished with the SEC on April 25, 2022 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of MaloneBailey, LLP is 10350 Richmond Avenue, Suite 450, Houston, Texas 77042.

The financial statements of Loto Interactive Limited and its subsidiaries as of and for the years ended December 31, 2019 and 2020 incorporated in this prospectus by reference to our Current Report on Form 6-K furnished with the SEC on July 30, 2021, and the financial statements of Loto Interactive Limited and its subsidiaries as of and for the year ended December 31, 2021 incorporated in this prospectus by reference to our Current Report on Form 6-K furnished with the SEC on April 25, 2022 have been so incorporated in reliance on the report of Zhonghui Anda CPA Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of Zhonghui Anda CPA Limited is Unit 701, 7/F., Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at ir.btc.com, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

15,566,665 American Depositary Shares Representing 155,666,650 Class A Ordinary Shares

Series A Warrants to Purchase up to 15,566,665 American Depositary Shares

Series B Warrants to Purchase up to 15,566,665 American Depositary Shares

Placement Agent Warrants to Purchase up to 778,333 American Depositary Shares

HCW Warrants to Purchase up to 346,000 American Depositary Shares

Up to 32,257,663 American Depositary Shares (representing up to 322,576,630 Class A Ordinary Shares underlying the Series A Warrants, the Series B Warrants, the Placement Agent Warrants and the HCW Warrants)

BIT Mining Limited

PROSPECTUS SUPPLEMENT

REVERE SECURITIES LLC

The date of this prospectus is August 18, 2022